Exhibit 6.8

AGREEMENT FOR PURCHASE AND SALE

THIS AGREEMENT FOR PURCHASE AND SALE (“Agreement”) is made and entered into as of the 6th day of September, 2023 (“Contract Date”), by and between DIF MIDTOWN III LLC, a Missouri limited liability company (“Seller”), and 1SO MIDTOWN III LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A.       Buyer wishes to purchase, and Seller wishes to sell, the Property (as hereinafter defined), but only upon the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do agree as follows:

Section 1.                  Definitions and Exhibits.

1.1          Definitions. For purposes of this Agreement, each of the following terms, when used herein with an initial capital letter, shall have the meaning ascribed to it as follows:

Assignment. An Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit I.

Assignment of Stock. An Assignment of Stock substantially in the form attached hereto as Exhibit O pursuant to which Seller shall assign the Shares in the Parking Garage Entity to Buyer.

Bill of Sale. The Bill of Sale to be executed by Seller substantially in the form attached as Exhibit C.

Brokers. As defined in Section 15.

Building. The building located on the Land with a street address of 571 Monon Boulevard, Carmel, Indiana 46032.

Business Day. Any day, other than a Saturday, Sunday, or legal holiday, on which commercial banks in the State of Indiana are open for business.

Cash Basis. As defined in Section 4.2.2.

Closing.

Closing Date. 4:00 p.m., Central Standard Time, on the date that is ten (10) Business Days after the expiration of the Due Diligence Period (hereinafter defined), or on any Business Day prior thereto upon not less than three (3) Business Days’ notice from Buyer to Seller.

Closing Date Representations. As defined in Section 7.3.1.

Closing Statement. As defined in Section 10.2.8.

Confidential Information. As defined in Section 6.4.

CRA. The City of Carmel Redevelopment Authority.

CRC. The City of Carmel Redevelopment Commission.

Cure Response Period. As defined in Section 5.1.

Declaration. Declaration Midtown South Residential/South Garage dated July 12, 2017, and entered into by CRC, CRA, Parking Garage Entity, Midtown East Block 3 Office, L.L.C, and Midtown Carmel Apartments, LLC.

Deed. The Limited Warranty Deed to be executed by Seller substantially in the form attached hereto as Exhibit F.

Delinquent Rents. As defined in Section 4.2.1 (ii).

Diligence Information. As defined in Section 6.3.

Earnest Money. As defined in Section 3.1.

Embargoed Person. As defined in Section 7.1.11.

Escrow Agent. Commonwealth Land Title, 601 S. Figueroa Street, Suite 4000, Los Angeles, CA 90017, Attention: Tony Behrstock.

Escrow Agreement. That certain Escrow Agreement of even date herewith among Seller, Buyer and Escrow Agent referred to in Section 3 hereof substantially in the form attached hereto as Exhibit B and by this reference made a part hereof.

Expense Pass-Throughs. As defined in Section 4.2.10.

Guarantor. Each guarantor of any of a Tenant’s duties and obligations under such Tenant’s Lease (collectively, the “Guarantors”).

Guaranty. Each guaranty presently in effect of all or any of a Tenant’s duties and obligations under a Lease (collectively, the “Guaranties”).

Improvements. The Building and any other buildings, structures, and improvements located upon the Land, including Seller’s interest, if any, in all systems, facilities, fixtures, machinery, equipment, and conduits to provide fire protection, security, heat, exhaust, ventilation, air conditioning, electrical power, light, plumbing, refrigeration, gas, sewer, and water thereto (including all replacements or additions thereto between the Contract Date and the Closing Date).

Land. All of the land commonly known as 571 Monon Boulevard, Carmel, IN 46032, the legal description of which shall be attached hereto as Exhibit A-1 and made a part hereof, together with all privileges, rights, easements, hereditaments, and appurtenances thereto belonging, and all right, title, and interest of Seller in and to any streets, alleys, passages, and other rights of way included therein or adjacent thereto (before or after the vacation thereof).

Lease; Leases. Each lease of space within the Improvements and any amendments thereto (a) in force and effect as of the Contract Date, and/or (b) executed by Seller after the Contract Date in compliance with the provisions of Section 8 of this Agreement.

Material Casualty. As defined in Section 12.2.

Material Condemnation. As defined in Section 12.1.

Monetary Encumbrances. Mortgages, deeds of trust, security instruments, liens, judgments, or other monetary encumbrances against the Property, excepting those arising through Buyer.

Notice of Inaccuracy. As defined in Section 7.3.1.

OFAC. As defined in Section 7.1.11.

OFAC List. As defined in Section 7.1.11.

Parking Garage Entity. Midtown South Parking Garage Partners, Inc., an Indiana corporation.

Parking Garage Entity Articles. The Articles of Incorporation of the Parking Garage Entity dated as of April 27, 2017, together with any amendments or modifications thereto.

Parking Garage Entity Bylaws. Those certain Bylaws of the Parking Garage Entity dated as of June 20, 2017, together with any amendments or modifications thereto.

Parking Garage Entity Documents. The Parking Garage Entity Bylaws, the Parking Garage Entity Articles, and all amendments or modifications thereto, all of which have been delivered to Buyer by Seller.

Parking Garage Operating Agreement. That certain Operating Agreement South Garage Property entered into by and between the Parking Garage Entity, CRC, and CRA with respect to the Parking Garage Property and dated as of July 12, 2017.

Parking Garage Property. That certain real property and improvements which includes the Parking Garage and is located in Hamilton County, Indiana as more particularly described in Exhibit A-2.

Parking Garage Property Documents. The Taxpayer Agreement, the Taxpayer Agreement Guaranty, the Parking Garage Property Installment Contract, the Parking Garage Property Lease, the Parking Garage Operating Agreement, and the Parking Garage Property Maintenance Contribution Agreement.

Parking Garage Property Installment Contract. The Installment Purchase Contract South Garage Property entered into on July 12, 2017, by and between the Parking Garage Entity and the CRC.

Parking Garage Property Lease. The Lease Agreement between CRA, as Lessor, and CRC, as Lessee, dated as of March 23, 2016, together with any amendments or modifications thereto.

Parking Garage Property Maintenance Contribution Agreement. The Garage Maintenance Contribution Agreement dated as of June 21, 2017 and entered into by Parking Garage Entity, Midtown East Block 3 Office, L.L.C, and Midtown Carmel Apartments, LLC.

Permitted Title Exceptions. (i) All presently existing and future liens of unpaid Tax (as defined herein) or assessments, water rates, water charges and sewer taxes, rents, and charges, if any, not yet due and payable; (ii) Intentionally Deleted; (iii) those title exceptions specifically set forth on Exhibit K attached hereto; (iv) all other matters of record or of survey affecting title to the Property to which Buyer does not object or which Buyer waives pursuant to Section 5 of this Agreement; (v) the rights of Tenants (hereinafter defined), as tenants only, pursuant to the terms of the Leases and (vi) any matters created or caused by Buyer. Permitted Title Exceptions do not include Monetary Encumbrances.

Personal Property. Seller’s interest in tangible personal property located on the Property and used in connection with operation and maintenance of the Improvements, if any.

Property. All of Seller’s right, title, and interest in, to, and under the following property: (i) the Land; (ii) the Improvements; (iii) Personal Property; and (iv) all rights of way or use, trade names and marks and other intellectual property, if any, associated with the Improvements, tenements, hereditaments, appurtenances, and easements now or hereafter belonging or pertaining to any of the foregoing, except those, if any, hereinafter reserved to Seller. Property does not include the Parking Garage Property.

Prorated Expenses. As defined in Section 4.2.9.

Purchase Price. Eighteen Million and 00/100 Dollars ($18,000,000.00).

Rent. The total amount of base or fixed rent, overage rent (including, without limitation, percentage rents, consumer price index escalation payments, and other similar rental payments in excess of fixed, minimum, and base rents under the Leases, whether finally determined before or after the expiration of the fiscal years under various Leases), estimated payments of taxes and operating expenses, and other amounts under the Leases.

Rent Roll. The Rent Roll attached hereto as Exhibit D or any updated version thereof.

Security Deposits. Any and all security deposits held by Seller pursuant to the Leases.

Seller Related Parties. As defined in Section 6.2.

Service Contracts. All of the service or management contracts, equipment, labor or material contracts, maintenance or repair contracts, or other agreements that are in force and effect and affect the Property or the operation, repair, or maintenance thereof that are (i) listed as service contracts on Exhibit J, or (ii) executed by Seller after the Contract Date in compliance with the provisions of Section 8 of this Agreement.

Shares. The ownership interest of the principals of Seller in the Parking Garage Entity.

Survey. As defined in Section 5.1.

Taxpayer Agreement. The Taxpayer Agreement South Commercial Component dated July 20, 2016, between CRC and Midtown East Block 3, L.L.C, as predecessor-in-interest to Seller.

Taxpayer Agreement Guaranty. The Taxpayer Agreement Guaranty South Phase Old Town Development dated July 12, 2017, by J.C. Hart Company, Inc. to CRC.

Tax. As defined in Section 4.2.2.

Tax Refund. As defined in Section 4.2.2 (ii).

Tenant or Tenants. Each tenant that has executed a Lease.

Tenant Estoppel Certificate. An estoppel certificate executed by a Tenant substantially in the form attached hereto as Exhibit M or the form required by the particular Tenant’s Lease.

Title Commitment. Title commitment(s) issued by the Title Insurer for an owner’s policy of title insurance (in the form most recently adopted by ALTA) in the amount of the Purchase Price, covering title to the Property.

Title Objection Notice. As defined in Section 5.1.

Title Insurer. The Escrow Agent, Commonwealth Land Title, 601 S. Figueroa Street, Suite 4000, Los Angeles, CA 90017, Attention: Tony Behrstock.

Title Response Notice. As defined in Section 5.1.

1.2          Exhibits. Attached hereto and forming an integral part of this Agreement are the following exhibits, all of which are incorporated into this Agreement as fully as if the contents thereof were set out in full herein at each point of reference thereto:

Exhibit A-1 and A-2 - Description of Land and Description of Parking Garage Property
Exhibit B -	Escrow Agreement
Exhibit C -	Form of Bill of Sale
Exhibit D -	Rent Roll
Exhibit E -	(Not Applicable)
Exhibit F -	Form of Deed
Exhibit G -	Non-Foreign Certificate
Exhibit H -	Form of Notice to Tenants
Exhibit I -	Form of Assignment and Assumption Agreement
Exhibit J -	List of Service Contracts
Exhibit K -	Permitted Title Exceptions
Exhibit L -	Form of Notice to Vendors
Exhibit M -	Form of Tenant Estoppel Certificate
Exhibit N -	Diligence Information List (from LOI)
Exhibit O -	Form of Assignment of Stock
Exhibit P -	Form of Record of Consent and Action

Section 2.                  Purchase and Sale. Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell, and Buyer agrees to purchase, the Property. In connection therewith and subject to and in accordance with the terms and provisions of this Agreement, (a) Seller shall convey to Buyer the Personal Property pursuant to the terms of the Bill of Sale (including intellectual property, if any), (b) the principals of Seller shall convey to Buyer the Shares, and (c) Seller shall assign to Buyer and Buyer shall assume, pursuant to the Assignment, the Leases, Guaranties, and the Taxpayer Agreement in the form of a Replacement Taxpayer Agreement Guaranty, as well as the other property described in the Assignment, and all other rights and obligations to be assigned by Seller and assumed by Buyer hereunder pursuant to the terms of this Agreement.

Section 3.                  Earnest Money.

3.1          Earnest Money. Within two (2) Business Days after the mutual and delivery of this Agreement, Buyer shall deposit with Escrow Agent cash in the amount of Three Hundred Thousand and 00/100 Dollars ($300,000.00) (the “Earnest Money”). The Earnest Money will be refundable to Buyer at any time prior to Buyer delivering an Approval Notice (as defined below) to Seller, subject to the other terms and conditions of this Agreement. If by the expiration of the Due Diligence Period, Buyer has delivered an Approval Notice, the Earnest Money shall become non-refundable and credited toward the Purchase Price, subject to the other terms and conditions of this Agreement. The Earnest Money, together with any interest or other income earned thereon, shall be held, invested, and disbursed pursuant to the respective terms and provisions hereof and in accordance with the terms and conditions of the Escrow Agreement.

3.2          Disbursement. The Earnest Money shall be disbursed by Escrow Agent at Closing to Seller as a portion of the Purchase Price unless otherwise disbursed pursuant to this Agreement. Whenever the Earnest Money is by the terms hereof to be disbursed by Escrow Agent, Seller and Buyer agree promptly to execute and deliver such notice or notices as shall be reasonably necessary to authorize Escrow Agent to make such disbursement.

Section 4.                  Purchase Price.

4.1          Purchase Price. The Purchase Price, as adjusted by the prorations provided in Section 4.2 hereof and less the Earnest Money, shall be paid by Buyer to Seller at the Closing in United States dollars, by Federal Reserve System wire transfer or other immediately available funds acceptable to Seller to an account or accounts designated in writing by Seller prior to the Closing.

4.2          Prorations. At the Closing, Buyer and Seller shall prorate all items of income and expense relating to the Property based upon Buyer’s and Seller’s respective periods of ownership for the calendar year in which the Closing occurs, with Buyer treated as the owner of the Property on the Closing Date, including, without limitation:

4.2.1          Rents.

(i)               Closing. Except as provided in subparagraph (ii) below, Seller shall pay or credit to Buyer (with respect to periods from and after the Closing Date), if, as, and when the same shall be received: (A) all Rent paid by Tenants under the Leases for the calendar month in which the Closing occurs, prorated for the number of days during such calendar month from, including, and after the Closing, (B) all prepaid and overpaid Rents of all Tenants under the Leases, (C) all free rent owed to any current Tenants under the Leases, and (D) all unfunded tenant improvement commitments under the Leases. Buyer shall indemnify and hold Seller and the Seller Related Parties (as hereinafter defined) harmless from and against all liability (including without limitation, reasonable attorneys’ fees and costs) arising from any failure by Buyer to account properly to any Tenants for any prepaid or overpaid Rents to the extent credited to Buyer by Seller at Closing. Buyer’s obligation in the immediately preceding sentence shall survive Closing.

(ii)              Post-Closing. After the Closing, Buyer shall make diligent good faith efforts to collect all unpaid Rents for any period prior to the Closing, provided that Buyer shall have no obligation to institute litigation, terminate any Lease, or charge any late fees in connection with any such collections. Any Rents due and owing Seller before the Closing Date by Tenants under the Leases that are unpaid at the Closing, are herein called “Delinquent Rents.” There shall be no cash credit to Seller at Closing on account of any Delinquent Rents, but following Closing, rental and other payments received by Buyer or Seller from Tenants shall be first applied toward the payment of rent and other charges then currently owed to Buyer, second toward the actual out-of-pocket costs of collection paid to parties other than the managing agent of the Property, and third, for a period of six (6) months following the Closing Date (“Seller Rent Collection Period”), such Rents shall be applied toward the payment of Delinquent Rents. Seller shall have and reserves the right to pursue collection of any Delinquent Rents against any Tenant owing Delinquent Rents following the Closing; provided Seller shall have no right to institute any legal proceeding against any Tenant for the purpose of evicting or dispossessing any Tenant from the Property. Should Seller institute legal proceedings against any one or more Tenants to pursue collection of any Delinquent Rents, then the Seller Rent Collection Period shall be extended only for such Tenants against whom the legal proceedings were instituted, through the conclusion of such legal proceedings. Buyer shall not waive any Delinquent Rents, nor modify any Lease so as to abate, reduce, or otherwise materially affect any Tenant’s obligation to pay Seller any Delinquent Rents during the Seller Rent Collection Period.

4.2.2          Real Estate Taxes. All real estate taxes affecting the Property (collectively, “Tax”) shall be prorated between Buyer and Seller on a Cash Basis. As of the Closing Date, if the Tax bill is not available for the year of Closing, the proration of Tax shall be based upon the most recently issued Tax bill. Promptly after the new Tax bill is issued, the Tax shall be re-prorated pursuant to Section 4.2.9 below, and any discrepancy resulting from such re-proration and any errors shall be promptly corrected by the parties. Seller shall pay any Tax due for 2022 or any year prior. Notwithstanding the foregoing, if Tenants pay Tax directly to the taxing authority, the portion of the Tax paid directly by the Tenant to the taxing authority shall not be prorated. Buyer shall pay all Tax due and payable after Closing and reconciliations with Tenants shall be the responsibility of Buyer post-Closing pursuant to Section 4.2.10 below. In no event shall Seller be charged with or be responsible for any increase in the Tax on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. As used herein, the term “Cash Basis” shall refer to proration of Tax based on the tax bills that are due during the year of Closing, regardless of when such Tax accrue or the assessment period of the Tax.

(i)                Prepaid Tax. If any portion of any assessments against the Property other than Tax that are paid by Seller with respect to the Property at or prior to the Closing, determined on a cash (rather than accrual) basis, relate to any time including or after the Closing Date, Buyer shall pay to Seller at the Closing the amount of such other assessments paid prorated for the number of days, from, including and after the Closing.

(ii)               Tax Refunds. All refunds of Tax received by Seller or Buyer after the Closing with respect to the Property (“Tax Refund”) shall be applied (A) first, to Seller or Buyer, as the case may be, to the extent of third party expenses incurred by either party in protesting and obtaining such Tax Refund, and (B) second, (x) to Seller if such Tax Refund is for any period which ends before the Closing Date and (y) to Buyer if such Tax Refund is for any period which commences on or after the Closing Date; provided however, with respect to item (y) above, Buyer shall pay over to Seller such portion of any Tax Refund that relates to any time before the Closing Date. If Seller or Buyer receives any Tax Refund, then each shall notify the other party and thereafter retain or pay such amounts (or portions thereof) in order that such payments are applied in the manner set forth in this Subsection. Buyer and Seller each hereby agree to execute all consents, receipts, instruments, and documents which may reasonably be requested in order to facilitate settling any certiorari proceeding commenced by Seller or Buyer in connection with any Tax challenge.

(iii)              Installments. To the extent that Tax includes special assessments or installments of special assessments, for the purpose of this Section 4.2.2, Seller’s prorated portion of such assessments shall be determined assuming payment over the longest period of time permitted by the applicable taxing authorities.

4.2.3          Utilities. At the Closing, all utilities, including, without limitation, telephone, steam, electricity, and gas shall be prorated between Buyer and Seller as of the Closing Date, Buyer to have the Closing Date. Notwithstanding the foregoing, prior to the Closing, Seller shall deliver written notice terminating its accounts with utility companies for the Property, and Buyer shall deliver written notice to each of the utility companies (with copies thereof to Seller) providing services to the Property, advising such utility companies of the transfer of the Property, and making appropriate arrangements with such utility companies to transfer all such utilities services to Buyer as of the Closing Date and to deliver all future bills for services to Buyer, and each of Buyer and Seller shall cooperate with the other party in respect of the foregoing. Consistent with the immediately preceding sentence, Seller and Buyer shall each use commercially reasonable efforts to ensure a smooth transition of the utilities without any material interruption of services at Closing. With respect to telephone service and lines to the Property that are in the name of the Seller, such service and lines shall be terminated within ten (10) days after the Closing Date and in a manner so as to minimize any damage to the Property or interference with Tenants; accordingly, Buyer agrees that Buyer will arrange for such service to be connected in the Buyer’s name at Buyer’s sole cost and expense, and that failure to arrange such services prior to the termination of Seller’s service shall be at Buyer’s peril.

4.2.4          Intentionally omitted.

4.2.5          Security Deposits. Buyer shall receive a credit (or Seller shall pay to Buyer) at Closing in an amount equal to the total amount of Security Deposits that Seller has in its possession, subject to verification in the Tenant Estoppel Certificates, less portions thereof which were applied by Seller pursuant to the terms of the applicable Leases(s) prior to the Closing Date. Seller shall not apply any portions of the Security Deposits after the Contract Date without Buyer’s prior written consent, which consent shall not be unreasonably withheld or delayed. Seller shall not terminate any Lease due to a Tenant default without Buyer’s prior written consent. Seller represents that no Tenants have delivered to Seller (as landlord under any Leases) any letters of credit or similar instruments.

4.2.6          Parking Garage Entity Tax Returns. Seller shall be responsible for the any fees or expenses (including, without limitation, any amounts for delinquent taxes) incurred in connection with the filing of any required tax returns for the Parking Garage Entity for any period of time prior to the Closing Date.

4.2.7          Utility Deposits. Deposits held by telephone, other utility companies, and any other persons or entities who supply goods or services in connection with the Property if the same are assigned to Buyer at the Closing, which shall be credited in their entirety to Seller.

4.2.8          Other. Such other items as are customarily apportioned between sellers and purchasers of real properties of a type similar to the Property and located in the State of Indiana as reasonably determined by the Escrow Agent.

4.2.9          Final Reconciliation. The amount of payments by Seller or Buyer under this Section 4.2 (“Prorated Expenses”), and the amount of any pass-through expenses billed to Tenants pursuant to the Leases for the year of Closing (“Expense Pass-Throughs”), may have been based on estimates of applicable amounts. Except as otherwise expressly provided herein, when the actual amounts are finally determined with respect to Prorated Expenses and Expense Pass-Throughs, Seller and Buyer shall recalculate, reconcile, and re-prorate the amounts based on the actual amounts; provided Seller shall not be responsible for any portion of any operating expenses incurred by Buyer post-Closing; it being acknowledged that such expenses are the obligation of the Tenants and/or Buyer. Buyer will perform any year-end reconciliations with respect to the calendar year in which the Closing occurs in accordance with the terms of the Leases. Seller and Buyer covenant to cooperate and provide the other party with any information, books, or records necessary to finalize such reconciliation. Seller or Buyer, as the case may be, shall make an appropriate payment to the other based on such recalculation such that each party is made whole within thirty (30) days of the conclusion of the reconciliation and notification to the other party of the amount to the paid; however, neither party shall have the right to request apportionment or reapportionment after the one (1) year anniversary of the Closing Date. To the extent any Tenants are due refunds as a result of the post-Closing reconciliation, Seller shall pay to Buyer its pro rata portion of such refunds pursuant to the terms of this Section 4.2; provided Seller shall not be responsible for any portion of any refunds that arise from payments made by Tenants post-Closing; it being acknowledged that any refunds for any payments made by Tenants in excess of Expense Pass-Throughs for the period post-Closing shall be the obligation of Buyer; and further provided any obligation of Seller under this sentence shall be reduced by any amounts which may have been credited to Buyer at Closing with respect to such refunds owed to Tenants. To the extent any additional amounts are due from Tenants as a result of the post-Closing reconciliation with respect to periods prior to the Closing Date, Buyer shall pay to Seller its pro rata share of such reimbursements pursuant to the terms of this Section 4.2.

4.2.10         Leasing Costs. At or prior to Closing, Seller shall pay any tenant improvements and leasing commissions costs contained in the Leases that are payable by Seller (as landlord under the Leases) prior to the Closing Date. Buyer shall not receive a credit for any periods of rent abatement, tenant improvement allowances, or leasing concessions under any of the Leases which occur after the Closing Date except as follows:

(i)                 Buyer shall receive a credit for $136,544 with respect to the MJ Insurance Lease.

(ii)               Buyer shall not receive a credit for the rent reduction period under the Office Labs’ Lease, which reduction was made known to Buyer during the negotiations of the Purchase Price and was taken into consideration in establishing the Purchase Price.

4.2.11        Closing Costs. Seller shall pay: (a) the cost of the owner’s standard coverage title policy premium charged by the Title Insurer and all title policy endorsements, whether for owner’s or lender’s policies, that are required by the Title Insurer to cure a title defect that Seller has herein agreed to cure; (b) any existing liens or mortgages on the Property (except as set forth in the immediately following sentence); (c) one-half (1/2) of the costs of the Title Insurer and Escrow Agent closing fees; (d) one-half (1/2) of any state or country transfer taxes with respect to the transfer of the Land and Improvements, and any Personal Property; (e) the cost of the updated Property Survey and one-half (1/2) of the cost of the Garage Survey (hereinafter defined) pursuant to Section 5; (f) the costs of Seller’s legal counsel; (g) all costs to record the Deed and any documents to cure any matter of title or survey that Seller is obligated to cure under this Agreement; (h) all Parking Garage Property Documents to which Seller is a party that are necessary to be recorded to consummate the transfer of the Shares; and (i) all other costs normally paid by sellers of similar real estate transactions, as reasonably determined by the Escrow Agent. Buyer shall pay the cost of (q) any lender’s policy and all endorsements or extended coverage to any lender’s or to any owner’s standard coverage title policy; (r) the cost to remove any liens on the Property created by Buyer or any of Buyer’s agents or contractors; (s) the costs of Buyer’s due diligence excluding the costs of any updated Property Survey and one-half (1/2) of the cost of the Garage Survey (as defined below), if any; (t) all costs to record any loan documents in order to complete the transaction contemplated by this Agreement; (u) the cost to record all Parking Garage Property Documents to which Seller is not a party; (v) one-half (1/2 of the costs of the Title Insurer and Escrow Agent; (w) one-half (1/2 of any state or local transfer taxes with respect to the transfer of the Land and Improvements, and any Personal Property; (x) the cost of buyer’s legal counsel; and (y) all other costs normally paid by buyers of similar real estate transactions, as reasonably determined by the Escrow Agent. Brokerage commissions shall be paid as set forth in Section 15. The obligations of the parties with respect to indemnification, hold harmless and the payment of the foregoing costs and expenses shall survive the termination of this Agreement.

4.2.12        Survival. The provisions of this Section 4.2 shall survive the Closing.

Section 5.                  Title and Survey

5.1          Buyer shall have until 5:00 p.m., Central Standard Time, on the last day of the Due Diligence Period (defined in Section 6.3) to examine title and survey. Within two (2) Business Days after the mutual execution and delivery of this Agreement, Seller shall deliver to Buyer (if Seller has not previously made such delivery to Buyer) the most recent title policy of the Land and Improvements in Seller’s possession (“Title Policy”) and the most recent ALTA survey of the Land and Improvements in Seller’s possession (“Property Survey”). Buyer shall have the right to update the existing Title Policy and/or update the existing Property Survey, and Seller shall be responsible for the cost of updating the Property Survey. Additionally, Buyer shall have the right to obtain an ALTA Survey for the Parking Garage Property (the “Garage Survey”, and together with the Property Survey, collectively, the “Surveys”). If the sale of the Property closes per this Agreement, Buyer shall receive a credit at Closing for the cost of (x) any updated Title Policy subject to the terms of Section 4.2.11, (y) any updated Property Survey, and (z) one-half (1/2) of the Garage Survey, as applicable and actually incurred by Buyer, pursuant to the terms of Section 4.2.11.

In the event Buyer objects to any item of the Title Policy or the Surveys, then no later than three (3) business days prior to the expiration of the Due Diligence Period, Buyer may give written notice to Seller of such objection (the “Title Objection Notice”); provided, however, Buyer shall have no right to object to any matters of title which constitute Permitted Title Exceptions. Buyer shall not be required to object to Monetary Encumbrances, and Seller shall cause the Monetary Encumbrances to be released at or before Closing. If Buyer shall fail to timely deliver the Title Objection Notice, Buyer shall be deemed to have waived the right to object to any matters of title or survey. If Buyer does timely deliver the Title Objection Notice to Seller, Seller shall elect, by written notice delivered to Buyer within two (2) Business Days following Seller’s receipt of the Title Objection Notice (the “Cure Response Period”), to either agree to cure or satisfy any particular objection(s) to Buyer’s reasonable satisfaction at or prior to Closing or not to so cure or satisfy any particular title objection(s) (the “Title Response Notice”). Seller shall not be required to cure any matter objected to by Buyer. In the event Seller shall fail to timely deliver the Title Response Notice to Buyer within the time required therefor it shall be deemed that Seller has elected not to cure the objection of title/survey set forth in the Title Objection Notice. If Seller elects or it is deemed that Seller has elected not to cure any particular title objection(s) by Closing, then Buyer may elect, by written notice to Seller delivered no later than the expiration of the Due Diligence Period, to either to (a) terminate this Agreement, in which case the Earnest Money, even if otherwise non-refundable, shall be returned to Buyer, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or (b) waive its objections hereunder and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement, without any reduction in the Purchase Price. If with respect to the immediately preceding sentence, Buyer fails to so give Seller notice of its election within the timeframe required therefor, Buyer shall be deemed to have elected the option contained in subpart (a) above (termination of the Agreement). If Seller cures or satisfies such objection to the reasonable satisfaction of Buyer, then this Agreement shall continue in full force and effect. Notwithstanding anything to the contrary contained in this Agreement, Seller, in its sole discretion, shall have the right to adjourn the Closing for a period not to exceed thirty (30) days, in order to undertake to cure or satisfy any particular objection(s) raised by Buyer in the Title Objection Notice; provided, however, that Seller shall notify Buyer, in writing, within the Cure Response Period of its election to so adjourn the Closing.

If in any Title Response Notice, Seller elects to cure any particular title objection(s) raised by Buyer, but Seller fails to do so, then, in such event Seller shall be in default under this Agreement.

Seller may discharge any Monetary Encumbrances by using any portion of the Purchase Price to pay and discharge the same.

Section 6.                  Buyer’s Inspection.

6.1          Diligence Information Inspection. Buyer acknowledges and agrees that Seller has delivered and Buyer has received all of the “Diligence Information”, herein defined as all of the items set forth on the Diligence Information List attached hereto as Exhibit N, and made a part hereof. Buyer shall have the right to examine the Diligence Information, at Buyer’s sole cost and expense. Except as otherwise set forth in Section 7, Seller makes no representation or warranty as to the truth, accuracy, or completeness of the Seller Diligence Information or any other studies, documents, reports, or other information provided to Buyer by Seller; provided, however, Seller does represent and warrant to Buyer that Seller has delivered to Buyer all Diligence Information in Seller’s possession, and that the Diligence Information that Seller delivered to Buyer are true, accurate, and complete copies of the Diligence Information used and relied upon by Seller in its operation of the Property.

6.2          Physical Inspection. Subject to the Leases, Buyer and its agents shall have the right, through the expiration of the Due Diligence Period, during normal business hours, to enter upon the Property to examine the same and the condition thereof, and to conduct such surveys and to make such engineering and other inspections, tests and studies as Buyer shall determine to be reasonably necessary, all at Buyer’s sole cost and expense, including, without limitation, a Phase I (and a Phase II report if the Phase I report expressly recommends it), environmental report and a roof survey and report. Notwithstanding the foregoing, Buyer shall not conduct or allow any physically intrusive testing of, on, or under the Property without the prior consent of Seller, which consent shall not be unreasonably withheld. Buyer agrees to give Seller reasonable advance written notice of such examinations or surveys and to conduct such examinations or surveys during normal business hours to the extent practicable. Buyer agrees to conduct all examinations and surveys of the Property in accordance with all applicable laws and in a manner that will not unreasonably interfere with the operations of Seller or Tenants thereon and will not harm or damage the Property or cause any claim adverse to Seller or any Tenant, and agrees to repair or restore the Property to its condition prior to any such examinations or surveys immediately after conducting the same. Buyer shall have the right to meet with current or prior Tenants concerning the Property, and Seller shall have the right to be present during any such contacts.

Buyer hereby indemnifies and holds Seller and any agent, advisor, representative, affiliate, employee, director, partner, member, beneficiary, investor, servant, shareholder, subsidiary, trustee, or other person or entity acting on Seller’s behalf or otherwise related to or affiliated with Seller (collectively, “Seller Related Parties”) harmless from and against any claims for injury or death to persons, damage to property or other losses, damages or claims, including, without limitation, claims of any tenant(s) then in possession, and including, without limitation, in each instance, attorneys’ fees and litigation costs (collectively, “Claims”), arising out of (i) the entry on the Property by or any action of, any person or firm entering the Property on Buyer’s behalf as aforesaid or, (ii) any breach by Buyer of its obligations under this Section 6.2, or (iii) any liens caused by or on behalf of Buyer. The indemnity provisions of this Section 6.2 shall survive Closing or the termination of this Agreement; however, if Buyer secures the insurance pursuant to the terms of this Section 6.2, the aforesaid indemnity provisions shall survive the Closing or any termination of this Agreement for a period of only six (6) months. Notwithstanding anything to the contrary in this Section 6, the indemnification of Seller Related Parties shall not apply to any Claims to the extent caused by (a) Seller’s negligence or willful misconduct, or (b) Buyer’s mere discovery of pre-existing conditions on the Property. Prior to, and as a condition to any entry on the Property by Buyer or its agents for the purposes set forth in this Section 6.2, Buyer shall deliver to Seller a certificate of insurance evidencing commercial general liability coverage with a per occurrence limit of at least $1,000,000.00 per occurrence and $2,000,000.00 aggregate and excess umbrella coverage for bodily injury and property damage in the amount of $4,000,000.00, in a form reasonably acceptable to Seller, covering any activity, accident, or damage arising in connection with Buyer or agents of Buyer on the Property, and naming Seller as an additional insured. If the Closing does not occur for any reason other than a default by Seller, and if requested by Seller, Buyer shall provide a copy of any written inspection, test, report, or summary obtained by Buyer (the “Buyer Reports”) to Seller; provided, however, such Buyer Reports shall be delivered by Buyer to Seller without any representation or warranty by Buyer whatsoever as to the truth, completeness or accuracy thereof, and Seller shall reimburse Buyer for the actual out-of-pocket costs incurred by Buyer of any specific Buyer Reports requested by Seller.

In the event Buyer timely delivers an Approval Notice, Buyer shall have the right to enter upon the Property after the delivery of such Notice for the purposes of and pursuant to the terms and conditions of this Section 6.2. However, any such post-Approval Notice inspections shall be during normal business hours, and Buyer shall give Seller no less than two (2) business days’ prior written notice before such entry upon the Property. Seller shall have the right to accompany Buyer during any such Inspections. In addition, Buyer shall not have any right to terminate this Agreement if during any post-Approval Notice inspections, Buyer discovers any physical condition of the Property that is unsatisfactory to Buyer.

6.3          Due Diligence Period. Buyer shall have until 5:00 p.m. Central Standard Time, on the last day of the Due Diligence Period in which to make the inspections described in Section 6.1 and 6.2. For purposes of this Agreement, the “Due Diligence Period” shall commence upon the mutual execution and delivery of this Agreement, and shall expire September 14, 2023. In the event that Buyer approves of the Property and the Buyer’s Inspections, then Buyer shall deliver to Seller a written notice (the “Approval Notice”), which Approval Notice may be sent via an Email, notifying Seller of Buyer’s approval of Buyer’s Inspections and election to proceed with Closing. In the event Buyer does not deliver an Approval Notice to Seller prior to the expiration of the Due Diligence Period, then Buyer shall be deemed to have terminated this Agreement and the Earnest Money shall be immediately returned by Escrow Agent to Buyer without further instruction from Seller, subject to the other terms and conditions of this Agreement. In the event Buyer timely delivers an Approval Notice prior to the expiration of the Due Diligence Period, it shall be deemed that Buyer is satisfied with all of the Inspections described in this Section 6, and that Buyer has waived its right to terminate this Agreement pursuant to this Section 6, and the parties shall proceed to Closing subject to the other terms and conditions of this Agreement.

6.4          Confidentiality. Buyer and its directors, officers, employees, advisors, agents, and representatives shall hold in the strictest confidence all data and information relating to the Property or Seller or Seller’s business obtained from Seller (“Confidential Information”), whether obtained before or after the execution and delivery of this Agreement. Buyer shall be permitted to transfer Confidential Information only to Buyer’s counsel, consultants, lenders, accountants, prospective lenders or investors, existing investors, agents, employees, or other advisors engaged to help Buyer in connection with the transaction contemplated in this Agreement (collectively, the “Permitted Parties”) on a need-to-know basis for the limited purpose of assisting with the transaction contemplated in this Agreement, provided such Permitted Parties are advised of the confidentiality of such Confidential Information. Buyer shall not make use of any Confidential Information for any purpose other than to fulfill the transaction contemplated in this Agreement, without the prior consent of Seller. In the event this Agreement is terminated, then within ten (10) Business Days after the effective date of such termination, Buyer shall either destroy the Confidential Information and send a written notice to Seller warranting such destruction, or return to Seller any Confidential Information Buyer has obtained. Notwithstanding anything to the contrary in this Agreement, in the event of an actual or threatened breach of the provisions of this Section 6.4, Buyer understands and agrees that such breach or threatened breach will cause irreparable injury to Seller and that money damages will not provide an adequate remedy for such breach or threatened breach; and Buyer hereby agrees that, in the event of such a breach or threatened breach, Seller also will be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Seller’s rights under this Section 6.4 are cumulative, and its exercise of one right shall not waive its right to assert any other legal remedy. The provisions of this Section 6.4 shall survive the Closing and any termination of this Agreement for a period of one (1) year from the Closing Date or the termination date.

Section 7.                  Representations and Warranties.

7.1          Seller’s Representations. As of the Contract Date, Seller hereby represents and warrants to Buyer that the following statements are true in all material respects, except as otherwise set forth in this Agreement.

7.1.1          Rent Roll and Leases. There are no leases or other occupancy agreements of which Seller is party affecting the Property other than as identified on the rent roll attached hereto as Exhibit D and incorporated herein (the “Rent Roll”), and the Leases, if any, entered into by Seller after the Contract Date in accordance with this Agreement. Seller shall provide an updated version of the Rent Roll to Buyer as an exhibit to the Assignment. The Rent Roll (a) includes a complete list of all Leases and any amendments or modification thereto, (b) is true, complete and accurate in all material respects, and (c) is the same Rent Roll relied on by Seller in its ordinary course of business of owning and operating the Property. With respect to the Leases: (i) true and complete copies of all Leases and all amendments relating thereto have been or shall be delivered to Buyer or made available for Buyer’s review; (ii) all of the Leases are in full force and effect; (iii) except as set forth in the Rent Roll or the Lease itself, the rents are being paid by the Tenants thereof pursuant to the terms of the respective Leases; there are no arrearages in excess of one month; no tenant has paid rent for more than one (1) month in advance; no tenant is entitled to rental concessions or abatements for any period subsequent to the scheduled Closing Date; (iv) Seller has not received written notice of, and Seller has no knowledge of, any insolvency or bankruptcy proceeding involving any Tenant under any of the Leases; (v) Seller has not received written notice from any Tenant under any Lease that Seller is in default under the Lease with such Tenant, which default has not thereafter been cured by Seller or waived by such Tenant; and Seller has not received any written notice from any Tenant regarding any claims asserted against Seller by such Tenant for offsets or abatements against rent or any other monetary amount; and (vi) except as set forth in the Rent Roll or the Lease itself, no Tenant under any Lease nor any broker in connection with any such Lease is entitled to any unpaid tenant improvement allowance or leasing commissions. Seller shall promptly provide Buyer a copy of any written notice of default received from any Tenant under the Leases between the date hereof and the Closing Date (“Landlord Default Notice”). If the underlying matter set forth in any Landlord Default Notice by any Tenant was set forth in the Tenant Estoppel Certificate of such Tenant and Buyer did not timely object to such Tenant Estoppel Certificate, such Landlord Default Notice shall have no affect on this Agreement, and the partis shall proceed to Closing subject to other terms and conditions of this Agreement. If the underlying matter set forth in any Landlord Default Notice by any Tenant was not theretofore set forth in the Tenant Estoppel Certificate of such Tenant, Landlord shall have the right to cure such alleged default, in which event Seller shall have the right to adjourn the Closing for a period not to exceed thirty (30) days, in order for Seller to cure such default; provided, however, that Seller shall notify Buyer, in writing, of Seller’s election to cure such default, in Seller’s notice to Buyer of the Landlord Default Notice. In the event Seller does not affirmatively state in its notice to Buyer, that Seller has elected to cure the alleged Tenant default set forth in the Landlord Default Notice, it shall be deemed that Seller has elected not to cure the alleged default. In the event Seller elects or it is deemed that Seller has elected not to cure the alleged default in the Landlord Default Notice, Seller shall not be in default under this Agreement; however, in such event, Buyer may treat such election (or deemed election) as a failure of a condition to close under Section 9 of this Agreement and Buyer shall have the right to terminate the Agreement and receive a refund of the Earnest Money, subject to the other terms and conditions of this Agreement.

7.1.2          Shares. Seller is the sole owner of the Shares, which Shares constitute sixty (60) of the one hundred (100) issued and outstanding common stock shares of the Parking Garage Entity. The Shares constitute all of Seller’s interest in the Parking Garage Entity. To Seller’s knowledge, the other forty (40) of the one hundred (100) issued and outstanding common stock shares of the Parking Garage Entity are owned by John C. Hart, Jr. (“Hart”). Hart is not an affiliate of Seller. To Seller’s knowledge, the copy of the Parking Garage Entity Bylaws and all other Parking Garage Entity Documents are complete and accurate copies and there are no other amendments, addendums, assignments, or other modifications to any of the Parking Garage Entity Documents other than the documents that have been provided by Seller to Buyer. Seller has not granted any other party any interest or right in or to the Shares, including, without limitation, any hypothecation, pledge, assignment, or transfer thereof that will not be released at Closing. At Closing, Seller shall deliver the Shares to Buyer free and clear of any hypothecation, pledge, assignment, or other liens with respect to the Shares. Seller has not received written notice, and Seller has no knowledge, that Seller is in default under the Parking Garage Entity Bylaws or any other Parking Garage Entity Documents. Seller does not require any consent of any other member or shareholder of the Parking Garage Entity in order to complete Seller’s obligations contemplated by this Agreement, including, without limitation, the transfer of the Shares to Buyer.

7.1.3          Declaration. The Declaration is in full force and effect. Seller has not received written notice that, and Seller has no knowledge that, Seller is in default under the Declaration. There are no amounts owing by Seller under the Declaration that, as of the Closing Date, will not be paid current.

7.1.4          Parking Garage Property Documents. To Seller’s knowledge, the copies of the Parking Garage Property Documents are complete and accurate copies and there are no other amendments, addendums, assignments, or other modifications to any of the Parking Garage Property Documents other than the documents that have been provided by Seller to Buyer. Seller has not granted any other party any interest or right in or to any of the Parking Garage Property Documents. To Seller’s knowledge: (a) each of the Parking Garage Property Documents are in full force and effect, (b) neither Seller nor the Parking Garage Entity is in default under any of the Parking Garage Property Documents, and (c) Seller is not aware of any default by any third party thereunder, Seller has paid, or has caused the Parking Garage Entity to pay, all amounts due and payable under any of the Parking Garage Property Documents, and as of the Closing Date, no such amounts shall be outstanding. Neither Seller nor the Parking Garage Entity requires any consent of any party to any of the Parking Garage Property Documents in order to complete Seller’s obligations contemplated by this Agreement, including, without limitation, the transfer of the Shares and the sale of the Property to Buyer or the assignment of the Seller’s rights under the Parking Garage Property Documents to Buyer.

7.1.5          Operating Statements. The current operating statements of Property and the Garage Property (the “Operating Statements”) to be delivered to Buyer as part of the Diligence Information are the same Operation Statements used by Seller in its normal operation of the Property and the Garage Property. The Operating Statements maintained by Seller are true, accurate, and complete in all material respects. Additionally, within sixty (60) days following the Closing Date, Seller shall use best efforts to deliver to Buyer, at Buyer’s cost, audited financial statements of the Property and the Parking Garage Property for the year 2022. Additionally, the Closing Income Statements (as hereinafter defined) to be delivered by Seller to Buyer at Closing shall be true, accurate, and complete in all material respects.

7.1.6          Agreements. There are no management agreements, or agreements for provision of services or supplies, or other contracts which will be binding on Buyer or the Property after the Closing except for the Leases, the Service Contracts that are not terminated pursuant to this Agreement, and matters of record. Seller has not entered into any leasing commission agreements that have outstanding obligations for payment of commissions by the landlord that shall be binding on Buyer. Seller has delivered copies of all Service Contracts effecting the Property and such copies of the Service Contracts are true, correct, and complete copies in all material respects. To Seller’s knowledge, neither Seller, nor any other party, is in material default under any such Service Contracts.

7.1.7          No Litigation. Seller has not received written notice of any actual or pending, and Seller has no knowledge of any threatened, material litigation, suit, action, or proceeding by any organization, person, individual, or governmental agency against Seller with respect to the Property or against the Property as of the date of this Agreement.

7.1.8          Authority. Seller is a duly organized and validly formed limited liability company under the laws of the State of Indiana, is qualified to do business in the State of Indiana and is not subject to any involuntary proceeding for dissolution or liquidation thereof.

7.1.9          Non-Foreign Status. Seller is not a “foreign person” as that term is defined in Section 1445 of the Internal Revenue Code of 1986, as amended and the Regulations promulgated pursuant thereto.

7.1.10       Authority of Signatories; No Breach of Other Agreements, etc. The execution, delivery of, and performance under this Agreement are pursuant to authority validly and duly conferred upon Seller and the signatories hereto. To Seller’s knowledge, the consummation of the transaction herein contemplated and the compliance by Seller with the terms of this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement, arrangement, understanding, accord, document, or instrument by which Seller is bound.

7.1.11       OFAC & Executive Order. Seller is: (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “OFAC List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an Embargoed Person (as defined below). The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

7.1.12       Violations of Law. Seller has not received any written notice that the Property or the Parking Garage Property is in violation of any Federal, state or local law.

7.1.13       No Tax Appeals. There are no pending tax appeals for either the Property or the Parking Garage Property ongoing.

7.1.14       Survival. The representations and warranties of Seller in this Section 7.1 shall survive the Closing for a period of one year (the “Survival Period”).

7.2          Buyer’s Representations. As of the Contract Date, Buyer hereby represents and warrants to Seller that the following statements are true:

7.2.1          Authority. Buyer is a duly organized and validly formed limited partnership in good standing under the laws of the State of Delaware and is not subject to any involuntary proceeding for dissolution or liquidation thereof.

7.2.2          Authority of Signatories; No Breach of Other Agreements, etc. The execution, delivery of, and performance under this Agreement are pursuant to authority validly and duly conferred upon Buyer and the signatories hereto. To Buyer’s knowledge, the consummation of the transaction herein contemplated and the compliance by Buyer with the terms of this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement, arrangement, understanding, accord, document, or instrument by which Buyer is bound.

7.2.3          OFAC & Executive Order. Buyer is: (a) (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the OFAC and/or on any other List, and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an Embargoed Person (as defined below), (b) to Buyer’s actual knowledge, none of the funds or other assets of Buyer constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and (c) to Buyer’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in any Buyer (whether directly or indirectly).

7.3          Additional Representations and Warranties.

7.3.1          As used in this Agreement, the phrase “Seller’s knowledge” or any derivation thereof shall mean the actual knowledge of Mike Donovan, principal of Seller; provided, however, Mr. Donovan shall have no duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. Seller represents and warrants to Buyer that Mr. Donovan is the individual affiliated with Seller most knowledgeable regarding the Seller’s representations in this Agreement.

Except as otherwise set forth in Section 11, it shall be a condition of Closing that the representations and warranties of Seller contained in this Section 7 (the “Closing Date Representations”) are true and correct in all material respects at Closing. In the event that Seller or Buyer learns that any of said representations or warranties becomes inaccurate between the Contract Date and the Closing, Seller or Buyer, as applicable, shall immediately notify the other party in writing of such change (a “Notice of Inaccuracy”). The Closing shall be automatically extended up to thirty (30) days in order to allow Seller to cure such inaccuracy, if Seller elects, by written notice delivered to Buyer within five (5) Business Days after Seller’s receipt of a Notice of Inaccuracy. In the event Seller so cures such inaccuracy to Buyer’s reasonable satisfaction by the Closing Date (as the same may be extended pursuant to this Section 7.3.1), as Buyer’s sole remedy, this Agreement shall remain in full force and effect. If Seller does not cure such inaccuracy by the Closing Date (as the same may be extended pursuant to this Section 7.3.1), Buyer may either (a) terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Buyer, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive such termination, or (b) waive such right to terminate by proceeding with the transaction pursuant to the remaining terms and conditions of this Agreement without any reduction in the Purchase Price. In the event Buyer elects option (b) in the preceding sentence, the representations and warranties shall be deemed to be automatically amended. Except as set forth in Section 9.1.8, in the event that any of the Seller’s Closing Date Representations either (i) were untrue or inaccurate in any material respect as of the Contract Date, or (ii) as a result of any act or omission by Seller after the Contract Date, become untrue or inaccurate in any material respect after the Contract Date but before Closing, then Seller shall be deemed in default of this Agreement, subject to the party’s rights and obligations under Section 11.

7.3.2          Notwithstanding and without limiting the foregoing, if (a) any of the representations or warranties of Seller that survive Closing contained in this Agreement are materially false, including any representations or warranties of Seller in the Deed or the Bill of Sale, or if Seller is in breach or default of any of its obligations under this Agreement that survive Closing, and if either (x) on or prior to Closing, Buyer shall have had actual knowledge of the false or inaccurate representations or warranties or other breach or default, or (y) the accurate state of facts pertinent to such untrue or inaccurate representations or warranties or other breach or default by Seller was contained in any of the Diligence Information or other written information furnished by Seller to Buyer, or otherwise was obtained by Buyer, and if Buyer nonetheless closes the transactions hereunder and purchases the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon the Closing), except as set forth in Section 11.

7.4          Reaffirmation. Subject to the provisions of Section 7.3.1, at Closing, Seller shall be deemed to have reaffirmed that the Closing Date Representations of Seller in this Section 7 are true and correct in all material respects. At Closing, Buyer shall be deemed to have reaffirmed that the representations and warranties of Buyer in this Section 7 are true and correct.

7.5          REIT Requirements. Upon reasonable advance written request from Buyer, for a period of one (1) year following the Closing, Seller shall make the REIT Requested Information (defined below) available to Buyer for inspection, copying and audit by Buyer’s accountants at Buyer’s sole cost and expense. Without limiting the foregoing, for a period of one (1) year following the Closing, Seller shall, from time to time, upon reasonable advance notice from Buyer and at Buyer’s sole cost and expense, provide Buyer and its representatives, agents and employees with the Seller’s financial records, Seller’s maintenance and repair records, and Seller’s ownership records, in Seller’s possession that (i) relates to the operation of the Property or the Shares or Parking Garage Property, (ii) pertains to the period of Seller’s ownership of the Property and the Shares, and (iii) is both relevant and reasonably necessary, in the reasonable opinion of Buyer’s independent, third-party, certified public accountants, to enable Buyer and Buyer’s outside, third-party, certified public accountants to prepare financial statements on a timely basis in compliance with any or all of (A) Rule 8-06, Rule 3-14 and Rule 3-05 of Regulation S-X of the Securities and Exchange Commission or Regulation A promulgated under the Securities Act of 1933, as amended, (B) any other rule issued by the Securities and Exchange Commission and applicable to Buyer or its affiliates, or (C) any registration statement, offering statement, report or disclosure statement filed with the Securities Exchange Commission by, or on behalf of, Buyer or its affiliates (collectively, the “REIT Requested Information”), subject to the following. Any such inquiry that is made by Buyer or Buyer’s independent, third-party, certified public accountants shall pertain solely to the affairs of Seller in Seller’s limited capacity as the Seller and operator of the Property and the Parking Garage Property, and shall not extend to the financial or other information of Seller, or any of Seller’s affiliated, parent, subsidiary or related companies (collectively “Seller Companies”); or to any director, officer or employee of any Seller Companies; or to any investor in, lender to, or any vendor of, any Seller Companies; or to any matter, business venture, or affair (other than the Property, the Shares or the Parking Garage) of Seller or any Seller Companies, or that is otherwise of a confidential or proprietary nature). The provisions of this Section 7.5 shall survive the Closing for a period of one (1) year.

Section 8.                  Operations Pending Closing.

8.1          Seller, at its expense, shall use reasonable efforts to maintain the Property until the Closing or sooner termination of this Agreement, substantially in its present condition and pursuant to Seller’s normal course of business (such as maintenance obligations but not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to ordinary wear and tear, damage by fire or other casualty, and condemnation. In addition, Seller shall deliver to Buyer a copy of any written notice of default delivered by Seller to any Tenant, or from any Tenant to Seller, from and after the Contract Date.

8.2          After the Contract Date and before Closing, Seller may, without Buyer’s consent, enter into any new Service Contract, provided that a copy of such contract is delivered to Buyer and further provided it is terminable at Closing, without penalty to Buyer. Seller shall not enter into any new Leases or modify, amend, restate, terminate, or renew any existing Leases after the Contract Date, without Buyer’s prior written consent, which consent shall not be unreasonably withheld.

8.3          Additionally, within sixty (60) days following the Closing Date, Seller shall use best efforts to deliver to Buyer, at Buyer’s cost, audited financial statements of the Property and the Parking Garage Property for the year 2022.

Section 9.                  Conditions to Closing.

9.1          Buyer’s Conditions Precedent. Buyer’s obligation to proceed to Closing under this Agreement is subject to satisfaction or Buyer’s waiver of the following conditions precedent:

9.1.1          Seller shall have performed and satisfied each and all of Seller’s obligations under this Agreement in all material respects.

9.1.2          Each and all of Seller’s representations and warranties set forth in this Agreement shall be true and correct in all material respects at the Contract Date, and each of the Closing Date Representations shall be true and correct in all material respects at the Closing Date.

9.1.3          Seller shall have delivered to Buyer, at least five (5) business days prior to the expiration of the Due Diligence Period, the Tenant Estoppel Certificates duly executed by not less than four (4) of the five (5) current Tenants of the Building; provided that in all events, Seller shall deliver to Buyer (as part of said four (4) Tenants) Tenant Estoppel Certificates from the following two (2) tenants: (a) MJ Insurance, and (b) Office Labs. Any qualification of any assertion in the Tenant Estoppel Certificate regarding the status of the performance of any of landlord’s obligations under the lease that such assertion is made “to Tenant’s knowledge” or similar qualification made by a Tenant shall be acceptable to Buyer. Buyer may only object to any Tenant Estoppel Certificate which (i) states that either tenant or landlord is in default under the applicable Lease (ii) includes any information that is materially inconsistent with the information contained in the Lease, including, without limitation, any monetary amount, the term of the Lease, the premises demised, any guaranty, or (iii) is not timely dated or delivered. Seller agrees to send drafts of the populated Tenant Estoppel Certificates to Buyer for Buyer’s approval; provided, if Buyer does not respond to any draft Tenant Estoppel Certificate within three (3) Business Days after receiving such draft from Seller, it shall be deemed that Buyer approves such draft. Upon Buyer’s approval or deemed approval of each populated Tenant Estoppel Certificate, Seller shall deliver such Tenant Estoppel Certificate to the applicable Tenant with instructions to said Tenant, to send the executed Tenant Estoppel Certificate to Buyer. In the event any Tenant makes any modifications to its populated Tenant Estoppel Certificate or in the event any Tenant fails to timely deliver to Seller its Tenant Estoppel Certificate, Seller shall not be in default under this Agreement. Buyer agrees that it will send to Seller written notice (“Estoppel Notice”), setting forth Buyer’s approval of, or objection to, each executed Tenant Estoppel Certificate that Buyer receives, within three (3) Business Days after receiving such Certificate (“Estoppel Deadline”) from the applicable Tenant. In the event Buyer fails to timely send any Estoppel Notice to Seller with respect to any Tenant Estoppel Certificate, it shall be deemed that such Tenant Estoppel Certificate is acceptable to Buyer. In the event Buyer timely sends to Seller an Estoppel Notice with an objection to one or more Tenant Estoppel Certificates, Seller shall have three (3) Business Days to reconcile the objection to Buyer’s reasonable satisfaction. If Seller fails to so reconcile any such objection within said three (3) Business Days, then Buyer shall have the election, exercisable within three (3) Business Days after Seller’s aforesaid three (3) Business Day period, to either (i) terminate this Agreement, in which event all Earnest Money, even if otherwise nonrefundable hereunder, shall be returned to Buyer and neither party shall have any further obligations hereunder except for those obligations set forth in this Agreement to survive termination, or (ii) proceed to Closing, in which event the Purchase Price shall be adjusted to reflect the facts set forth in the Estoppel Notice, and the Closing shall be postponed as necessary to complete such adjustments. All notices and deliveries allowed or required under this Section 9.1.3 shall be sent electronically (email).

9.1.4          At least five (5) business days prior to the Closing Date, Seller shall use good faith efforts to deliver to Buyer a duly executed estoppel from CRA or CRC, as applicable, with respect to the Parking Garage Property Lease (the “Parking Garage Lease Estoppel”), which Parking Garage Lease Estoppel shall (i) include the termination date of the Parking Garage Lease, (ii) the current rental amounts under the Parking Garage Lease, (iii) specify that the Parking Garage Lease is in full force and effect and there are no defaults thereunder, and (iv) shall not include any information that is contrary in any material respect to the Parking Garage Property Lease delivered by Seller to Buyer. Buyer shall submit the form of Parking Garage Lease Estoppel to Seller for Seller’s review at least ten (10) Business Days prior to the expiration of the Due Diligence Period.

9.1.5          At least five (5) business days prior to the Closing Date, Seller shall use good faith efforts to deliver to Buyer a duly executed estoppel from CRA and/or CRC, as applicable, with respect to each of the following Parking Garage Property Documents: the Taxpayer Agreement, the Parking Garage Operating Agreement, the Parking Garage Property Installment Contract, and the Parking Garage Property Maintenance Contribution Agreement (the “Parking Garage Property Documents Estoppel”), which Parking Garage Property Document Estoppel shall include (i) the commencement and the termination date of each of such Parking Garage Property Documents, (ii) the current monthly, quarterly, semi-annual, or annual payment amounts due under any such Parking Garage Property Documents, (iii) specify that each of such Parking Garage Property Documents are in full force and effect and there are no defaults thereunder, and (iv) shall not include any information that is contrary in any material respect to the Parking Garage Property Documents delivered by Seller to Buyer. Buyer shall submit the form of Parking Garage Property Documents Estoppel to Seller for Seller’s review at least ten (10) Business Days prior to the expiration of the Due Diligence Period.

9.1.6          At least five (5) business days prior to the Closing Date, Seller shall use good faith efforts to deliver to Buyer a duly executed consent of CRA and CRC pursuant to which CRA and CRC consent to (i) the transfer of the Shares from Seller to Buyer and the change in control of the Parking Garage Entity, and (ii) the assignment of Seller’s rights and obligations under the Taxpayer Agreement, Parking Garage Operating Agreement, Parking Garage Installment Contract, and the replacement of the Taxpayer Agreement Guaranty. Buyer shall submit the form of the CRA/CRC Consent (“CRA/CRC Consent”) to Seller for Seller’s review at least ten (10) Business Days prior to the expiration of the Due Diligence Period.

9.1.7          At least five (5) business days prior to the Closing Date, Seller shall use good faith efforts to deliver to Buyer an estoppel certificate for the Declaration (the “Declaration Estoppel”), duly executed by CRC and/or CRA, which Declaration Estoppel shall include (i) that there are no defaults under the Declaration, (ii) that the Declaration is in full force and effect, (iii) that the Parking Garage Entity does not owe any amounts due under the Declaration, and (iv) certain terms of the Declaration, including, without limitation, its expiration and any required payment amounts of the Parking Garage Entity and the other parties thereunder. Buyer shall submit the form of Declaration Estoppel to Seller for Seller’s review at least ten (10) Business Days prior to the expiration of the Due Diligence Period.

9.1.8          Notwithstanding anything to the contrary in this Section 9, or elsewhere in this Agreement, if CRA or CRC specifically informs Seller or Buyer that the execution by CRA or CRC of any of the Parking Garage Lease Estoppel, the Parking Garage Property Documents Estoppel, the CRA/CRC Consent, or the Declaration Estoppel (collectively, “CRA/CRC Documents”) is not required by contract or law to make any one or more of the documents identified in this Agreement valid and enforceable upon the written terms thereof, then the failure of Seller to secure the execution of one or more such CRA/CRC Documents shall not be a failed condition precedent of Buyer to close under this Agreement. Additionally, except with respect to (i) Seller’s obligation under this Section 9 to use good faith efforts to secure the execution of the CRA/CRC Documents and (ii) Seller’s obligation to deliver all documents required to be executed by Seller to legally transfer the Shares and at least three (3) director positions on the Board of Directors of the Parking Garage Entity to Buyer at Closing, Seller’s failure to secure the execution of any one or more CRA/CRC Documents, or Seller’s failure to secure the execution of any document by a third person not affiliated with Seller (including any Tenant, CRA, CRC, or Hart), shall not be a default of Seller under this Agreement. However, if and to the extent the execution by CRA/CRC, or any other third person unaffiliated with Seller is required by contract or law to make any one or more of the documents identified in this Agreement valid and enforceable upon the written terms thereof, Seller’s failure to deliver such CRA/CRC Consent prior to the Closing Date shall be a failed condition to close under Section 9. In the event of any failed condition to close, Seller shall have the right to adjourn the Closing for a period not to exceed thirty (30) days, in order to undertake to secure the requisite executions on any applicable CRA/CRC Documents, or the requisite third party executions on any applicable other document.

9.1.9          Seller shall have terminated all Service Contracts effective as of Closing, except for those Service Contracts that Buyer elects to assume pursuant to the terms and conditions of Section 14.

9.1.10        In the event Sellers fails to timely perform any condition precedent under Seller’s control, such failure shall be deemed a default under this Agreement, in which event the terms and conditions of Section 11.2 shall control.

9.2          Seller’s Conditions Precedent. Seller’s obligation to proceed to Closing under this Agreement is subject to satisfaction or Seller’s waiver of the following condition precedent:

9.2.1          Buyer shall have performed and satisfied each and all of Buyer’s obligations under this Agreement in all material respects.

9.2.2          Each and all of Buyer’s representations and warranties hereunder shall be true and correct at the Contract Date and at the Closing Date.

9.2.3          Buyer shall have delivered the Purchase Price to Escrow Agent.

9.2.4          In the event Buyer fails to timely perform any condition precedent under Buyer’s control, such failure shall be deemed a default under this Agreement, in which event the terms and conditions of Section 11.1 shall control.

Section 10.              Closing.

10.1        Time and Place. Provided that all of the conditions set forth in this Agreement are satisfied, waived, or performed in all material respects, the Closing shall be held in escrow through Escrow Agent, on the Closing Date pursuant to Section 1.1.

10.2        Seller Deliveries at Closing. Seller shall obtain and deliver to Buyer or to Escrow Agent, as the case may be, at the Closing the following documents (all of which shall be duly executed, and witnessed and/or notarized as necessary):

10.2.1        The Deed, substantially in the form attached as Exhibit F hereto.

10.2.2        A Non-Foreign Certificate, substantially in the form attached as Exhibit G hereto.

10.2.3        The Assignment.

10.2.4        The Assignment of Stock, duly executed by Seller, and also executed by an officer of the Parking Garage Entity and acknowledged by Hart.

10.2.5       The Record of Consent and Action substantially in the form attached as Exhibit P hereto (the “Record of Consent and Actions”) duly executed by Hart, pursuant to which Buyer and Hart shall acknowledge the transfer of the Shares from Buyer to Seller and elect a new Board of Directors of the Parking Garage Entity, which Board of Directors shall include at least three (3) directors selected by Buyer.

10.2.6       The Bill of Sale.

10.2.7       The certificate representing the Shares.

10.2.8       A closing statement, prepared by Escrow Agent, in form and substance mutually satisfactory to Buyer and Seller (the “Closing Statement”).

10.2.9       An affidavit of title or other affidavit customarily required of sellers by the Title Insurer and reasonably satisfactory to Seller to remove the standard or pre-printed exceptions (including the mechanic’s lien exception, but excluding the survey exception) from an owner’s title insurance policy which are capable of being removed by such an affidavit.

10.2.10     Such transfer tax, certificate of value, or other similar documents customarily required of sellers in the state and county in which the Property is located.

10.2.11      Such further instructions, documents, and information, including, but not limited to a Form 1099-S, as Title Insurer may reasonably request as necessary to consummate the purchase and sale contemplated by this Agreement.

10.2.12      A notice to send to all Tenants substantially in the form attached hereto as Exhibit  H. Such notice shall be delivered to Tenants by Buyer post-Closing.

10.2.13      A notice to send to all Vendors substantially in the form attached hereto as Exhibit  L. Such notice shall be delivered to Vendors by Buyer post-Closing.

10.2.14     Evidence reasonably satisfactory to the Title Insurer respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder.

10.2.15     Such other documents or instruments that are reasonably necessary to consummate the Closing.

10.2.16     A pro-forma income statement for both the Property and the Parking Garage Property for 2023 (the “Closing Income Statements”), which Closing Income Statement shall include (i) 2023 trial balance from January 1, 2023 through the Closing date, (ii) an income statement from January 1, 2023 through the Closing Date, and (iii) a general ledger from January 1, 2023 through the Closing Date.

10.2.17     For the avoidance of doubt, the failure of Seller to secure the execution of the Record of Consent and Actions or the Stock Assignment, shall not be deemed a default under this Agreement by Seller; provided, however, that notwithstanding anything to the contrary contained in this Agreement, including, without limitation Section 9.1.8, Seller shall be in default of this Agreement if Seller fails to successfully and legally transfer its Shares in the Parking Garage Entity to Buyer at the Closing or if Seller fails to cause Buyer to receive at least three (3) director positions on the Board of Directors of the Parking Garage Entity.

10.3        Buyer Deliveries at Closing. Buyer shall deliver to Seller or to Escrow Agent, as the case may be, at Closing the following:

10.3.1        The Purchase Price in immediately available funds, subject to the prorations provided for in this Agreement.

10.3.2        Counterpart originals duly executed (and witnessed and/or notarized as necessary) by Buyer of the Assignment, the Assignment of Stock, and the Closing Statement.

10.3.3        Replacement Taxpayer Agreements Guaranty executed by Buyer or an affiliate of Buyer to replace the existing Taxpayer Agreement Guaranty.

10.3.4        Such transfer tax, certificate of value, or other similar documents customarily required of purchasers in the county in which the Property is located.

10.3.5        Evidence reasonably satisfactory to Seller and the Title Insurer respecting the due organization of Buyer and the due authorization and execution by Buyer of this Agreement and the documents required to be delivered hereunder.

10.3.6        Such other documents or instruments that are reasonably necessary to consummate the Closing.

Section 11.               Default and Remedies.

11.1        Buyer’s Default. In the event of a default by Buyer under the terms of this Agreement which is not cured within five (5) Business Days after written notice thereof from Seller to Buyer, Seller may, as Seller’s sole and exclusive remedy, elect to terminate this Agreement by providing written notice of its election to terminate to Buyer and Escrow Agent, and the Escrow Agent shall thereafter disburse the Earnest Money to Seller, and Seller shall be entitled to retain the Earnest Money for such default of Buyer as liquidated damages, whereupon this Agreement shall terminate and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination. It is hereby agreed that Seller’s damages in the event of a default by Buyer hereunder are uncertain and difficult to ascertain, and that the Earnest Money constitutes a reasonable liquidation of such damages and is intended not as a penalty, but as liquidated damages. Notwithstanding the foregoing, nothing contained herein shall waive or diminish any of Buyer’s indemnification obligations in Section 6.2 or injunctive relief available to Seller for Buyer’s breach of the confidentiality provisions in Section 6.4 of this Agreement. This provision shall expressly survive the termination of this Agreement.

11.2        Seller’s Default. Subject to Section 7.3, in the event of a default by Seller under the terms of this Agreement which is not cured within five (5) Business Days after written notice thereof from Buyer to Seller, Buyer’s sole and exclusive remedies hereunder shall be to either (a) terminate this Agreement, whereupon Buyer will receive a refund of the Earnest Money from Escrow Agent (even if otherwise non-refundable hereunder), and Seller shall reimburse Buyer for all of Buyer’s out-of-pocket costs, up to one hundred thousand dollars ($200,000.00), that Buyer incurred in connection with the transaction contemplated by this Agreement (including, but not limited to, reasonable attorney’s fees and costs, due diligence costs, capitalization fees and deposits, and other out-of-pocket costs related to acquiring the Property and the Shares), and thereafter neither party hereto shall have any further obligation or liability to the other (except with respect to those provisions of this Agreement which expressly survive the termination hereof), Buyer hereby waiving any right or claim to damages for Seller’s breach, or (b) seek specific performance of Seller’s obligations under this Agreement (but no other action, for damages or otherwise, shall be permitted); provided that any action by Buyer for specific performance must be filed, if at all, within ninety (90) days of the earlier of the date of Seller’s default, or the scheduled Closing Date; and the failure to file within such period shall constitute a waiver by Buyer of such right and remedy. If Buyer shall not have filed an action for specific performance within the aforementioned time period or so notified Seller of its election to terminate this Agreement, Buyer’s sole remedy shall be to terminate this Agreement in accordance with clause (a) above; provided, however, in the event specific performance is unavailable to Buyer because Seller has sold the Property to a third party in violation of this Agreement, in addition to the remedies set forth in clause (a) above, Buyer shall also be entitled to receive from Seller damages in the amount equal to the difference between the Purchase Price and the price for which Seller sold the Property to such third party.

11.3        Limitation of Liability.

11.3.1       Notwithstanding anything to the contrary contained in this Agreement, the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants, or other obligations (whether express or implied) of Seller under this Agreement, excluding therefrom any amounts for attorney’s fees or prorations, shall not exceed $300,000.00 (the “Liability Cap”); however, Buyer shall not make any claims in connection with the representations, warranties, indemnifications, covenants, or other obligations (whether express or implied) of Seller under this Agreement unless such claims in the aggregate exceed $25,000.00, whereupon Buyer shall be entitled to recovery from the first dollar of damages (i.e. the $25,000.00 is not a deductible).

11.3.2       No member, partner, manager, or agent of Buyer, Seller or any Seller Related Parties shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer or Seller, as applicable, shall look solely to the assets of the other party for the payment of any claim or any performance by the other party.

11.3.3        For either the duration of the Survival Period or, in the event Buyer delivers notice to Seller of a Seller breach prior to the expiration of the Survival Period, until such Seller breach claim is resolved (whichever is longer), Seller shall not dissolve and the Seller shall maintain liquidity equal to at least the Liability Cap (the “Liquidity Covenant”). For purposes of this Agreement, “liquidity” means cash or cash equivalents of Seller, including certificates of deposit and marketable securities. Upon the assertion of any claim by Buyer against Seller, the Liquidity Covenant may be verified upon written request of Buyer.

11.3.4       The provisions of this Section 11.3 shall survive the Closing or sooner termination of this Agreement for the Survival Period.

Section 12.              Condemnation or Destruction.

12.1        Condemnation. Seller represents and warrants to Buyer that, as of the Contract Date, Seller has not received any written notices from a body having the power of eminent domain, that such body intends to condemn all or a part of the Property. Seller shall provide notice to Buyer of any notices received by Seller relating to the condemnation of all or any part of the Property by a body having the power of eminent domain. If, prior to the Closing, the Property is subject to a bona fide written threat of Material Condemnation (as hereinafter defined) by a body having the power of eminent domain, or is taken by eminent domain or condemnation, or sale in lieu thereof, then Seller shall give Buyer written notice of such occurrence and the nature and extent of such Material Condemnation. Within ten (10) Business Days after written notification to Buyer of the Material Condemnation, Buyer may elect to terminate this Agreement by written notice to Seller. For purposes hereof, a “Material Condemnation” shall be one which results or would (a) materially affect access to, or reduce the number of parking spaces on the Property below the number of parking spaces required under private restrictions or governmental rules, laws, or regulations affecting the Property; (b) permit any Tenant to terminate its Lease (and such Tenant does not agree to waive its termination right); or (c) involves any material portion of the Improvements.

12.2        Damage or Destruction. Seller shall provide notice to Buyer of the occurrence of any casualty to the Property or a part thereof. If, prior to the Closing, a Material Casualty (as hereafter defined) shall affect the Property, Seller agrees to give Buyer written notice of such occurrence and the nature and extent of such damage and destruction. Within ten (10) Business Days after written notification to Buyer of the Material Casualty, Buyer may elect to terminate this Agreement by written notice to Seller. For purposes hereof, a “Material Casualty” shall be a casualty, affecting the Property in an amount of $350,000.00 or more, as determined by a third party contractor selected by Seller and reasonably approved by Buyer.

12.3        Termination. If this Agreement is terminated as a result of the provisions of Sections 12.1 or 12.2 hereof, the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination and the Earnest Money, including any portions thereof would otherwise be non-refundable, shall be returned to Buyer.

12.4        Awards and Proceeds. If a casualty or condemnation that is not a Material Casualty or a Material Condemnation shall occur or Buyer does not elect to terminate this Agreement following any Material Condemnation or Material Casualty, as provided above, this Agreement shall remain in full force and effect and the conveyance of the Property contemplated herein, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustments. Seller shall have no obligation to restore, repair, and replace any portion of the Property or any such damage or destruction. At the Closing, Seller shall assign, transfer, and set over to Buyer all of Seller’s right, title, and interest in and to any awards, payments, or insurance proceeds available to Seller for the actual value of the property lost or destroyed that have been or may thereafter be made for any such taking, sale in lieu thereof, or damage or destruction, less the amount of all third party costs incurred by Seller in connection with any emergency repair of such damage or destruction, plus the amount of any deductible, if any, that Buyer may be responsible for, shall be a credit in favor of Buyer against the Purchase Price. Additionally, in the event of any uninsured casualty to the Property that is not in the nature of normal maintenance and repair as historically determined by Seller, Seller shall have the right to either repair the Property to its condition prior to such uninsured casualty or grant Buyer a credit towards the Purchase Price at Closing for the total cost to repair such casualty, as determined by a third party contractor selected by Seller and reasonably approved by Buyer.

Section 13.              Assignment by Buyer. Buyer may not assign its rights under this Agreement without Seller’s written consent, which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that Buyer may, upon five (5) Business Days’ prior written notice to Seller, assign this Agreement to an affiliated entity controlled by, controlling, or under common control with, Buyer. No assignment of Buyer’s interests shall be valid unless Buyer’s assignee assumes in writing all of Buyer’s obligations hereunder pursuant to an assignment and assumption agreement, and (y) no assignment of this Agreement shall relieve Buyer of its obligations hereunder.

Section 14.              Service Contracts. Buyer shall notify Seller in writing prior to the expiration of the Due Diligence Period as to which Service Contracts, if any Buyer would like to terminate. In the event Buyer does not timely notify Seller of its selection, if any, of the Service Contracts to terminate, it shall be deemed that Buyer has elected not to terminate any Service Contracts and all such Service Contracts shall be assumed at Closing. Any Service Contracts that Buyer elects to terminate shall be terminated by Seller at or prior to Closing and/or Seller shall indemnify Buyer from any claims that any vendor of any Service Contract may have against the Property. In the event Buyer takes assignment of any Service Contracts, Seller shall notify the applicable vendors under such Service Contracts of such assignment, and Buyer and Seller shall, before closing, equitably prorate any unpaid or prepaid moneys payable or paid under the Service Contract. For the avoidance of doubt, Seller shall terminate any property management agreement or listing agreement for the Property prior to the Closing.

Section 15.              Brokers and Brokers’ Commissions. Buyer and Seller each warrant and represent to the other that neither party has employed a real estate broker or agent in connection with the transaction contemplated hereby, except Newmark (“Broker”), who represents Seller. Buyer is not represented by a broker in the transaction. Seller shall pay the full amount of Brokers’ commissions pursuant to the terms of a separate agreement. Each party agrees to indemnify and hold the other harmless from any loss or cost suffered or incurred by it as a result of the other’s representation herein being untrue. This Section 15 shall expressly survive the Closing hereunder.

Section 16.              Notices.

Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by nationally-recognized overnight express delivery service, or electronically by attachment to electronic mail to the addresses set out below, or at such other addresses as are specified by written notice delivered in accordance herewith:

SELLER:	DIF Midtown III LLC c/o Balke Brown Transwestern 13075 Manchester Road, Suite 250 St. Louis, MO 63131 Attn: Mike Donovan E-mail: mdonovan@balkebrown.com

with copy to:	Armstrong Teasdale LLP 7700 Forsyth Blvd., Suite 1800 St. Louis, MO 63105 Attn: James A. Fredericks E-mail: jfredericks@atllp.com

BUYER:	1SO Midtown III LLC 11601 Wilshire Blvd., Suite #1690 Los Angeles, CA 90025 Attn : Lauren Rickert and Jeffrey Karsh Email: lrickert@tryperion.com and jkarsh@tryperion.com

with copy to:	Sklar Kirsh LLP 1880 Century Park East, Suite 300 Los Angeles, CA 90069 Attn: Andrew Kirsh, Esq. and Will Walker, Esq. Email: akirsh@sklakirsh.com and wwalker@sklarkirsh.com

Such notices shall be deemed received on the date of delivery, if delivered electronically, or by overnight express delivery service on the date indicated on the return receipt if mailed.

Section 17.              Disclaimer of Condition.

17.1        Disclaimer; Release. Subject to the express representations of Seller in Section 7.1, it is understood and agreed that Seller is not making and has not at any time made any warranties or representations of any kind or character, expressed or implied, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title or ownership (other than Seller’s warranty of title to be set forth in the Deed or warranty of ownership to be set forth in the Bill of Sale), zoning, tax consequences, latent or patent physical or environmental condition, utilities, operating history or projections, valuation, governmental approvals, the compliance of the Property with governmental laws, the truth, accuracy or completeness of the Property documents, or any other information provided by or on behalf of Seller to Buyer, or any other matter or thing regarding the Property. Subject to the express representations of Seller in Section 7.1 and contained in the Deed and in the Bill of Sale, Buyer acknowledges and agrees that upon Closing, Seller shall sell and convey to Buyer and Buyer shall accept the Property “AS IS, WHERE IS, WITH ALL FAULTS,” except to the extent otherwise expressly provided in this Agreement. Subject to the express representations of Seller in Section 7.1, Buyer has not relied and will not rely on, and Seller is not liable for or bound by, any expressed or implied warranties, guaranties, statements, representations, or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, the manager of the Property, or any real estate broker or agent representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Buyer represents to Seller that Buyer has conducted, or will conduct prior to Closing, such investigations of the Property, including but not limited to, the physical and environmental conditions thereof, as Buyer deems necessary to satisfy itself as to the condition of the Property and the existence or nonexistence or curative action to be taken with respect to any hazardous or toxic substances on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties, and covenants of Seller as are expressly set forth in this Agreement. Subject to the express representations of Seller in Section 7.1 and contained in the Deed, upon Closing, Buyer shall assume the risk that adverse matters, including but not limited to, construction defects and adverse physical and environmental conditions, may not have been revealed by Buyer’s investigations, and Buyer, upon Closing, shall be deemed to have waived, relinquished, and released Seller and Seller Related Parties from and against any and all claims, demands, causes of action (including, without limitation, causes of action in tort), losses, damages, liabilities, costs, and expenses (including, without limitation, attorneys’ fees and court costs) of any and every kind or character, known or unknown, which Buyer or any agent, representative, affiliate, employee, director, officer, partner, member, servant, shareholder, or other person or entity acting on Buyer’s behalf or otherwise related to or affiliated with Buyer might have asserted or alleged against Seller and/or Seller Related Parties at any time by reason of or arising out of any latent or patent construction defects, physical conditions (including, without limitation, environmental conditions), the Leases and the Tenants, violations of any applicable laws (including, without limitation, any environmental laws), or any and all other acts, omissions, events, circumstances, or matters regarding the Property. Buyer shall not look to Seller or any Seller Related Parties in connection with the foregoing for any redress or relief. The foregoing release shall be given full force and effect according to each of its expressed terms and provisions, including those relating to unknown and unsuspected claims, damages, and causes of action. Nothing in this Section 17 shall be deemed a release by Buyer of Seller for (i) any Claims arising out of Seller gross negligence, willful misconduct, or fraud, or (ii) any third party Claims which accrue against Seller prior to the Closing Date.

17.2        Effect and Survival of Disclaimer and Release. Seller and Buyer acknowledge that the compensation to be paid to Seller for the Property reflects that the Property is being sold subject to the provisions of this Section 17, and Seller and Buyer agree that the provisions of this Section 17 shall survive Closing indefinitely.

Section 18.              Miscellaneous.

18.1        Governing Law; Headings; Rules of Construction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana, without reference to the conflict of laws or choice of law provisions thereof. The titles of sections and subsections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. The parties agree that this Agreement is the result of negotiation by the parties, each of whom was represented by counsel, and thus, this Agreement shall not be construed against the maker thereof.

18.2        No Waiver. Neither the failure of either party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.

18.3        Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the Property and any other prior understandings or agreements are merged herein and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein or incorporated herein by reference shall be of any force or effect.

18.4        Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns (subject to Section 13 above). Exchange of signatures by electronic means shall be deemed binding for the purposes hereof.

18.5        Amendments. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by both parties.

18.6        Exclusivity. Prior to the Closing or earlier termination of this Agreement, Seller shall not receive, solicit, negotiate, or enter into any agreements or offers to sell the Property, or any of the Shares, to any third party.

18.7        Date for Performance. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

18.8        Recording. Seller and Buyer agree that they will not record this Agreement and that they will not record a short form of this Agreement.

18.9        Time of the Essence. Time shall be of the essence of this Agreement and each and every term and condition hereof.

18.10      Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any term or provision of this Agreement or the application thereof to any person or circumstance shall for any reason and to any extent be held to be invalid or unenforceable, then such term or provision shall be ignored, and to the maximum extent possible, this Agreement shall continue in full force and effect, but without giving effect to such term or provision.

18.11      Attorneys’ Fees. In the event that either party shall bring an action or legal proceeding for an alleged breach of any provision of this Agreement or any representation, warranty, covenant, or agreement herein set forth, or to enforce, protect, determine, or establish any term, covenant, or provision of this Agreement or the rights hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party, as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and costs, expert witness fees, and court costs as may be fixed by the court or jury. The state courts of the state and county of the situs of the Property shall have exclusive jurisdiction on all matters of litigation.

18.12      Like-Kind Exchange. Each of the parties hereto agrees to cooperate with the other in effecting one or more I.R.C. § 1031 exchanges with respect to any one or more of the Properties which are the subject of this Agreement, including executing and delivering any and all documents required by one or more exchange trustees or qualified intermediaries retained by the party seeking to effect such exchange or exchanges; provided, however, that the cooperating party shall not be obligated to incur any liability, cost, expense, or delay in connection with the implementation of such an exchange or exchanges.

18.13      Publicity. Between the Contract Date and the Closing, neither Seller nor Buyer shall discuss or disclose in any public filing or announcement the terms of the purchase and sale as contemplated hereunder. Nothing in the forgoing sentence shall limit Buyer’s obligations pursuant to Section 6.4 hereof. This Section 18.13 shall survive Closing or earlier termination of this Agreement.

18.14      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument. Electronic counterparts of this Agreement as executed by the parties shall be deemed and treated as executed originals for all purposes. No enforceable agreement shall exist between the parties unless and until this Agreement or separate counterparts hereof are signed and delivered by each of the parties hereto.

18.15      Discharge of Seller’s Obligations. Except as otherwise expressly provided in this Agreement, Buyer’s acceptance of the Deed shall be deemed a discharge of all of the obligations of Seller hereunder and all of Seller’s representations, warranties, covenants, and agreements in this Agreement shall merge in the documents and agreements executed at the Closing and shall not survive the Closing, except and to the extent that, pursuant to the express provisions of this Agreement, any of such representations, warranties, covenants, or agreements are to survive the Closing.

18.16      Waiver of Trial by Jury. Seller and Buyer hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to, this Agreement. The provisions of this Section 18.16 shall survive the Closing or termination hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

WHEREFORE, each of the parties hereto has caused this Agreement to be executed by its duly authorized signatory, effective as of the day and year first above written.

SELLER:

DIF MIDTOWN III LLC,
a Missouri limited liability company

By:	/s/ Mike Donovan
Name:	Mike Donovan
Title:	Member

WHEREFORE, each of the parties hereto has caused this Agreement to be executed by its duly authorized signatory, effective as of the day and year first above written.

BUYER:

1SO MIDTOWN III LLC,
a Delaware limited liability company

By:	/s/ Jeffrey Karsh
Name:	Jeffrey Karsh
Title:	Authorized Signatory

Exhibit A-1

DESCRIPTION OF LAND

Tract 1

Part of the Southeast Quarter of Section 25, Township 18 North, Range 3 East of the Second Principal Meridian, Clay Township, Hamilton County, Indiana, more particularly described as follows:

Commencing at the Southeast Corner of said Southeast Quarter, thence North 00 degrees 00 minutes 11 seconds West (Basis of Bearings is Indiana State Plane Grid Bearings, East Zone, NAD 83) along the east line of said Southeast Quarter a distance of 594.00 feet to the southeastern corner of the tract of land granted to Midas Properties, Inc. recorded as Instrument Number 8900158 in the Office of the Hamilton County Recorder, thence South 89 degrees 12 minutes 20 seconds West along the south line of said “Midas” tract and parallel with the South Line of said Southeast Quarter a distance of 417.00 feet to the west line of the former 66-foot wide Indiana Railroad Right-of-Way, thence North 00 degrees 00 minutes 11 seconds West along said west line parallel with the east line of said Southeast Quarter a distance of 66.01 feet thence South 89 degrees 12 minutes 20 seconds West parallel with the south line of said Southeast Quarter a distance of 258.03 feet; thence North 00 degrees 53 minutes 10 seconds West, being 75 feet east of and parallel with the centerline of the Monon Trail, a distance of 353.92 feet to the POINT OF BEGINNING, thence continuing North 00 degrees 53 minutes 10 seconds West, being 75 feet east of said centerline, a distance of 224.09 feet to the south line of the tract of land granted to South Construction Company, Inc. recorded as Instrument Number 2007016483 in said Recorder’s Office; thence North 89 degrees 43 minutes 48 seconds East on said south line a distance of 137.08 feet; thence South 00 degrees 00 minutes 11 seconds East a distance of 222.64 feet; thence South 89 degrees 06 minutes 50 seconds West a distance of 133.64 feet to the POINT OF BEGINNING, containing 0.694 acres of land, more or less.

Tract 2

Easements for pedestrian and vehicular ingress and egress, stormwater drainage, and utilities, as set out in Declaration of Drainage, Access and Utility Easement executed by Midtown East Block 3 L.L.C., dated June 22, 2017, and recorded July 7, 2017, as Instrument 2017032218, in the Office of the Recorder of Hamilton County, Indiana.

Tract 3

Easement for ingress and egress as set out in Surface Easement for Ingress and Egress executed by and between Victor M. Colville and Jeanette L. Colville, husband and wife, and Hughey Realty Co., recorded May 22, 1973, in Deed Record 266, page 114, and in Surface Easement for Ingress and Egress by and between Victor M. Colville and Jeanette L. Colville, husband and wife, and Hughey Realty Co., recorded May 22, 1973, in Deed Record 266, page 113.

Tract 4

Beneficial easements for pedestrian access, vehicular access, parking, utilities/venting, and maintenance set forth in Declaration Midtown South Residential/South Garage recorded August 30, 2017 as Instrument No. 2017042682. Affidavit recorded August 30, 2017 as Instrument No. 2017042683.

A-1

EXHIBIT A-2

LEGAL DESCRIPTION OF PARKING GARAGE PROPERTY

Part of the Southeast Quarter of Section 25, Township 18 North, Range 3 East of the Second Principal Meridian, Clay Township, Hamilton County, Indiana, more particularly described as follows:

Commencing at the Southeast Corner of said Southeast Quarter, thence North 00 degrees 00 minutes 11 seconds West (Basis of Bearings is Indiana State Plane Grid Bearings, East Zone, NAO 83) along the east line of said Southeast Quarter a distance of 594.00 feet to the southeastern corner of the tract of land granted to Midas Properties, Inc. recorded as Instrument Number 8900158 in the Office of the Hamilton County Recorder; thence South 89 degrees 12 minutes 20 seconds West along the south line of said “Midas” tract and parallel with the South Line of said Southeast Quarter a distance of 417.00 feet to the west line of the former 66-foot wide Indiana Railroad Right-of-Way; thence North 00 degrees 00 minutes 11 seconds West along said west line parallel with the east line of said Southeast Quarter a distance of 352.39 feet to the POINT OF BEGINNING; thence South 89 degrees 06 minutes 50 seconds West a distance of 129.85 feet; thence North 00 degrees 00 minutes 11 seconds West a distance of 290.64 feet to the south line of the tract of land granted to South Construction Company, Inc. recorded as Instrument Number 2007016483 in said Recorder’s Office; thence North 89 degrees 43 minutes 48 seconds East along said south line and along the south line of Tract 1 as granted to South Construction Company, Inc. recorded as Instrument Number 2007042813 a distance of 129.83 feet to the west line of said former 66-foot wide Indiana Railroad Right-of-Way; thence South 00 degrees 00 minutes 11 seconds East on said west line a distance of 289.25 feet to the POINT OF BEGINNING, containing 0.864 acres of land, more or less.

Less and except the following real estate, commonly known as the “Retail Site”:

Part of the Southeast Quarter of Section 25, Township 18 North, Range 3 East of the Second Principal Meridian, Clay Township, Hamilton County, Indiana, lying below an elevation of 839.5 feet (elevation referenced to NAVO 88 datum) and being more particularly described as follows:

Commencing at the Southeast Corner of said Southeast Quarter, thence North 00 degrees 00 rninutes 11 seconds West (Basis of Bearings is Indiana State Plane Grid Bearings, East Zone, NAO 83) along the east line of said Southeast Quarter a distance of 594.00 feet to the southeastern corner of the tract of land granted to Midas Properties, Inc. recorded as Instrument Number 8900158 in the Office of the Hamilton County Recorder; thence South 89 degrees 12 minutes 20 seconds West along the south line of said "Midas" tract and parallel with the South Line of said Southeast Quarter a distance of 417.00 feet to the west line of the former 66-foot wide Indiana Railroad Right-of-Way; thence North 00 degrees 00 minutes 11 seconds West along said west line parallel with the east line of said Southeast Quarter a distance of 423.11 feet; thence South 89 degrees 59 minutes 49 seconds West a distance of 2.17 feet to the POINT OF BEGINNING; thence continuing South 89 degrees 59 minutes 49 seconds West a distance of 15.83 feet; thence North 00 degrees 00 minutes 11 seconds West a distance of 121.98 feet; thence North 89 degrees 59 minutes 49 seconds East a distance of 5.38 feet; thence South 00 degrees 00 minutes 11 seconds Ec1st a distance of 6.25 feet; thence North 89 degrees 59 minutes 49 seconds East a distance of 10.45 feet; thence South 00 degrees 00 minutes 11 seconds East a distance of 115.73 feet to the Point of Beginning, containing 0.043 acres (1 ,866 Sq. Ft.) bf land, more or less.

Exhibit B

ESCROW AGREEMENT

(To be supplied by the Title Insurer)

B-1

Exhibit C

FORM OF BILL OF SALE

THIS BILL OF SALE is executed and delivered as of the ___ day of ___________, 20__, by DIF MIDTOWN III LLC, a Missouri limited liability company (“Seller”).

W I T N E S E T H:

WHEREAS, Seller has sold and conveyed to 1SO MIDTOWN III LLC, a Delaware limited liability company (“Buyer”) the real property (the “Real Property”) described in that certain Deed executed by Seller in favor of Buyer dated as of the date hereof; and

WHEREAS, in connection with such conveyance of the Real Property, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller all right, title, and interest of Seller in and to the tangible personal property located on the Real Property and used in connection with operation and maintenance of the Improvements, if any (the “Personal Property”);

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid at or before the execution, sealing, and delivery hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller hereby agrees as follows:

(a)	Sale and Conveyance. Seller hereby sells, transfers, and conveys unto Buyer and its successors and assigns, all right, title, and interest of Seller in and to the Personal Property.

(b)	Disclaimer. Seller represents and warrants to Buyer that Seller is the owner of the Personal Property free and clear of liens and encumbrances and has the right to convey the same to Buyer; otherwise, this Bill of Sale is made without warranty, representation, or guaranty by, or recourse against Seller of any kind whatsoever.

(c)	Governing Law. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the state in which the Real Property is located, without reference to the conflict of laws or choice of law provisions thereof.

(d)	Binding Effect. This Bill of Sale shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

WHEREFORE, Seller has caused this Bill of Sale to be executed by its duly authorized signatory as of the day and year first above written.

SELLER:

DIF MIDTOWN III LLC,
a Missouri limited liability company

By:
Name:
Title:

C-1

Exhibit D

RENT ROLL

Tenant	Document	Date

MJ Insurance	Lease	March 31, 2017
	First Amendment to Lease	January 31, 2018
	Second Amendment to Lease	December 18, 2019
	Third Amendment to Lease	July 10, 2021
	Letter of Understanding	February 14, 2019

Office Labs Indiana	Lease	June 18, 2018
	First Amendment to Lease	December 29, 2020
	Letter of Understanding	September 7, 2018

Element Three	Assignment and First Amendment to Lease	May 19, 2021
Memberclicks (predecessor	Lease	May 7, 2018
to Element Three)	Letter of Understanding	September 18, 2018

Financial Partners Group	Lease	April 17, 2018
	Letter of Understanding	October 24, 2018

Trueblood	Lease	July 30, 2020
	Letter of Understanding	January 15, 2021

D-1

9/6/2023	Balke Brown Transwestern	2:15:02PM
User: SBEALKE	Commercial Rent Roll	Page 1 of 4
REPORT DATE FROM 9/1/2023 TO 9/30/2023

PROPERTY:	Midtown III

	UNIT					PRORATED		BASE	BASE RENT
OCCUPANT	REFERENCE	SQUARE	LEASE TERM		UNIT INFO	BASE RENT	RENT PER	RENT	INCREASE	OPERATING EXPENSE		REAL ESTATE TAX		OTHER EXPENSE		GROSS RENTS
NAME	NUMBER	FEET	FROM	TO	BASE RENT	ANNUAL	SQ FT/YR	INCREASE	AMOUNT	MONTH	SQ FT/YR	MONTH	SQ	MONTH	SQ	TOTAL	SQ
Level 3 Communications	571-01R-CU	0	5/14/2018	5/13/2024	150.00	1,800.00	0.00	06/01/2023	150.00	0.00	0.00	0.00	0.00	0.00	0.00	150.00	0.00

Trueblood Real Estate, LLC	571-100-CU	5,029	12/1/2020	5/31/2028	14,646.96	175,763.52	34.95	12/01/2022	14,646.96	1,055.00	2.52	0.00	0.00	0.00	0.00	15,701.96	37.47
								12/01/2023	14,940.32
								12/01/2024	15,237.87
								12/01/2025	15,543.80
								12/01/2026	15,853.92
								12/01/2027	16,172.43

Element Three	571-125-CU	6,687	5/1/2021	1/31/2026	14,209.88	170,518.56	25.50	01/01/2023	14,209.88	1,403.00	2.52	0.00	0.00	0.00	0.00	15,612.88	28.02
								01/01/2024	14,494.07
								01/01/2025	14,783.95
								01/01/2026	15,079.63

Financial Partners Group LLC	571-150-CU	5,569	9/1/2018	1/31/2029	14,604.70	175,256.40	31.47	09/01/2023	14,604.70	1,271.00	2.74	0.00	0.00	0.00	0.00	15,875.70	34.21
								09/01/2024	14,897.08
								09/01/2025	15,194.09
								09/01/2026	15,495.74
								09/01/2027	15,806.68
								09/01/2028	16,122.26

9/6/2023	Balke Brown Transwestern	2:15:03PM
User: SBEALKE	Commercial Rent Roll	Page 2 of 4
REPORT DATE FROM 9/1/2023 TO 9/30/2023

PROPERTY:     Midtown III

	UNIT					PRORATED		BASE	BASE RENT
OCCUPANT	REFERENCE	SQUARE	LEASE TERM		UNIT INFO	BASE RENT	RENT PER	RENT	INCREASE	OPERATING EXPENSE		REAL ESTATE TAX		OTHER EXPENSE		GROSS RENTS
NAME	NUMBER	FEET	FROM	TO	BASE RENT	ANNUAL	SQ FT/YR	INCREASE	AMOUNT	MONTH	SQ FT/YR	MONTH	SQ	MONTH	SQ	TOTAL	SQ
Office Labs Indiana 1, LLC	571-200-CU	21,999	11/28/2018	9/30/2034	51,708.65	620,503.80	28.21	11/01/2022	51,708.65	5,130.00	2.80	0.00	0.00	0.00	0.00	56,838.65	31.00
								11/01/2023	52,731.61
								01/01/2024	58,590.67
								11/01/2024	52,009.25
								11/01/2024	5,894.53
								12/01/2024	59,763.95
								11/01/2025	53,050.74
								11/01/2025	6,012.06
								12/01/2025	60,955.56
								11/01/2026	54,108.50
								11/01/2026	6,133.20
								12/01/2026	62,183.84
								11/01/2027	55,198.81
								11/01/2027	6,256.15
								12/01/2027	63,430.45
								11/01/2028	56,305.39
								11/01/2028	6,380.92
								12/01/2028	64,695.39
								11/01/2029	57,428.24
								11/01/2029	6,509.29
								12/01/2029	65,997.00
								11/01/2030	58,583.64
								11/01/2030	6,639.48
								12/01/2030	67,316.94
								10/01/2031	67,316.94

MJ Insurance	571-300-CU	11,215	1/1/2020	7/31/2029	25,233.75	302,805.00	27.00	07/19/2019	25,233.75	0.00	0.00	0.00	0.00	0.00	0.00	25,233.75	27.00
								07/01/2024	8,953.91
								07/01/2024	16,882.80
								08/01/2024	26,168.33

9/6/2023	Balke Brown Transwestern	2:15:03PM
User: SBEALKE	Commercial Rent Roll	Page 3 of 4
REPORT DATE FROM 9/1/2023 TO 9/30/2023

PROPERTY:      Midtown III

	UNIT					PRORATED		BASE	BASE RENT
OCCUPANT	REFERENCE	SQUARE	LEASE TERM		UNIT INFO	BASE RENT	RENT PER	RENT	INCREASE	OPERATING EXPENSE		REAL ESTATE TAX		OTHER EXPENSE		GROSS RENTS
NAME	NUMBER	FEET	FROM	TO	BASE RENT	ANNUAL	SQ FT/YR	INCREASE	AMOUNT	MONTH	SQ FT/YR	MONTH	SQ	MONTH	SQ	TOTAL	SQ
MJ Insurance	571-325-CU	3,795	8/10/2021	7/31/2029	8,538.75	102,465.00	27.00	09/01/2021	8,538.75	882.00	2.79	0.00	0.00	0.00	0.00	9,420.75	29.79
								07/01/2024	8,732.58
								08/01/2024	8,855.00

MJ Insurance	571-400-CU	19,457	1/1/2020	7/31/2029	43,778.25	525,339.00	27.00	07/01/2019	43,778.25	7,131.00	4.40	0.00	0.00	0.00	0.00	50,909.25	31.40
								07/01/2024	15,534.22
								07/01/2024	29,290.11
								08/01/2024	45,399.67

MJ Insurance	571-300A-CU	1,400	2/1/2020	7/31/2029	3,325.00	39,900.00	28.50	01/01/2021	3,325.00	326.00	2.79	0.00	0.00	0.00	0.00	3,651.00	31.29
								01/01/2024	3,383.33
								01/01/2027	3,441.67

MJ Insurance	571-300B-CU	2,097	2/1/2020	7/31/2029	4,718.25	56,619.00	27.00	02/01/2020	4,718.25	488.00	2.79	0.00	0.00	0.00	0.00	5,206.25	29.79
								01/01/2024	4,805.63
								01/01/2025	4,893.00
PROPERTY TOTALS		77,248			180,914.19	2,170,970.28	28.10			17,686.00	2.75	0.00	0.00	0.00	0.00	198,600.19	30.85

Total Occupied Square Feet :		77,248

Total Vacant Square Feet :		0

9/6/2023	Balke Brown Transwestern	2:15:03PM
User: SBEALKE	Commercial Rent Roll	Page 4 of 4
REPORT DATE FROM 9/1/2023 TO 9/30/2023

GRAND TOTALS FOR ALL THE PROPERTIES

	UNIT					PRORATED		BASE	BASE RENT
OCCUPANT	REFERENCE	SQUARE	LEASE TERM		UNIT INFO	BASE RENT	RENT PER	RENT	INCREASE	OPERATING EXPENSE		REAL ESTATE TAX		OTHER EXPENSE		GROSS RENTS
NAME	NUMBER	FEET	FROM	TO	BASE RENT	ANNUAL	SQ FT/YR	INCREASE	AMOUNT	MONTH	SQ FT/YR	MONTH	SQ	MONTH	SQ	TOTAL	SQ
GRAND TOTALS		77,248			180,914.19	2,170,970.28	28.10			17,686.00	2.75	0.00	0.00	0.00	0.00	198,600.19	30.85
Total Occupied Square Feet :		77,248

Total Vacant Square Feet :		0

Exhibit E

(Not Applicable)

E-31

Exhibit F

FORM OF DEED

[2” MARGIN ON TOP & BOTTOM OF 1ST AND LAST PAGES;
½” MARGIN ON OTHER PAGES]
[NOTE: BUYER TO HAVE FORM REVIEWED BY LOCAL COUNSEL IF SO DESIRED]

LIMITED WARRANTY DEED

THIS INDENTURE WITNESSETH that DIF MIDTOWN III LLC, a Missouri limited liability company (“Grantor”), CONVEYS AND WARRANTS to 1SO MIDTOWN III LLC, a Delaware limited liability company (“Grantee”), for the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, certain real estate located in Hamilton County, Indiana, as more specifically described in the attached Exhibit A (the “Real Estate”), subject to (i) all easements, highways, rights of way, covenants, restrictions, and other matters of record, (ii) all current, non-delinquent real estate taxes and assessments; and (iii) all matters that would be disclosed by an accurate survey or physical inspection of said Real Estate (the “Permitted Exceptions”).

AND GRANTOR will warrant and forever defend the right and title to the above-described Real Estate unto Grantee and its successors and assigns against the lawful claims of all persons and entities owning, holding or claiming by, under or through Grantor, but not otherwise, subject only to the Permitted Exceptions.

The undersigned person executing this Limited Warranty Deed on behalf of Grantor represents and certifies that he has been duly authorized by all necessary actions of the member(s) of Grantor to execute and deliver this Limited Warranty Deed on behalf of Grantor. Grantor has full capacity to convey the Real Estate and all necessary limited liability company action for making such conveyance has been taken and done.

[REMAINDER OF PAGE LEFT BLANK – SIGNATURE PAGE FOLLOWS]

F-1

IN WITNESS WHEREOF, Grantor has caused this deed to be executed as of the Contract Date.

DIF MIDTOWN III LLC,
a Missouri limited liability company

By:

Name:

Title:

STATE OF MISSOURI	)
) SS:
COUNTY OF ST. LOUIS	)

Before me, a Notary Public in and for said County and State, personally appeared______________ of DIF MIDTOWN III LLC, a Missouri limited liability company, who acknowledged the execution of the foregoing Limited Warranty Deed for and on behalf of said Grantor.

Witness my hand and Notarial Seal this ____ day of ______________, 20__.

(SEAL)

Printed Name:
Notary Public

My Commission expires:
My County of Residence:
My Commission No.:

This instrument was prepared by _______________________________.

The mailing address to which statements should be mailed under IC 6-1.1-22-8.1 is:
_________________________________________________________.

The mailing address of the Grantee is:
_________________________________________________________ .

Return Deed to Grantee at Grantee’s Address at:
_________________________________________________________.

I affirm, under the penalties for perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law: _____________

Attachments:
Exhibit A - Property Description

F-2

Exhibit G

NON-FOREIGN CERTIFICATE

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform 1SO MIDTOWN III LLC, a Delaware limited liability company (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), will not be required upon the transfer of certain real property to Transferee by DIF MIDTOWN III LLC, a Missouri limited liability company (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

(a)	Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

(b)	Transferor is not a disregarded entity as defined in Treasury Regulations § 1.1445-2(b)(2)(iii);

(c)	Transferor’s U.S. employer identification number is _______; and

(d)	Transferor’s address is 55 Monument Circle, Suite 450, Indianapolis, IN 46204.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated as of: _____________

DIF MIDTOWN III LLC,
a Missouri limited liability company

By:

Name:

Title:

G-1

Exhibit H

NOTICE TO TENANTS

(Date)

Tenants of [Property Name]

Dear Tenants:

We are pleased to inform you that ___________________________ in Carmel, Hamilton County, Indiana, has been acquired by ________________________ (“Buyer”). All future communications and notices should now be directed, as applicable, to:

__________________________
__________________________
__________________________
__________________________

with a copy to:

All future rent and other payments should now be directed and paid, as applicable, to:

__________________________
__________________________
__________________________
__________________________

Lastly, please notify your insurance carrier and have it change the name of the additional insured under any policies of insurance (required in your lease) to __________________________________________________, and their successors and assigns. Once this is done, please deliver an updated certificate of insurance to Buyer.

Thank you for your cooperation, and feel free to call if you have any questions.

Very truly yours,

DIF MIDTOWN III LLC,
a Missouri limited liability company

By:

Name:

Title:

H-1

Exhibit I

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is entered into as of the ____ day of _____________, 20__, by DIF MIDTOWN III LLC, a Missouri limited liability company (“Assignor”), and 1SO MIDTOWN III LLC, Delaware limited liability company (“Assignee”).

RECITALS:

A.       Assignor has sold and conveyed to Assignee all of that tract or parcel of land more particularly described in that certain deed executed by Assignor in favor of Assignee dated as of the date hereof, together with all improvements thereon and all rights, easements, and appurtenances thereto (hereinafter collectively referred to as the “Property”) pursuant to that certain Agreement for Purchase and Sale between Assignor and Assignee dated as of September 5, 2023 (the “Purchase Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

B.       In connection with such conveyance of the Property, Assignor and Assignee wish to enter into this Assignment to evidence the terms of the transfer by Assignor to Assignee of all right, title, and interest of Assignor (i) as landlord, in and to all leases, subleases and other occupancy agreements (collectively, the “Leases”) in force and effect at the date hereof, whether or not of record, for the use or occupancy of any portion of the Property including the leases identified in Exhibit A hereto; (ii) in and to all guaranties (collectively, the “Guaranties”) of the obligations of the tenants under the Leases, if any; (iii) in and to all security deposits (hereinafter collectively referred to as the “Security Deposits”) as described in the Leases, the receipt of which is hereby acknowledged by Assignee; (iv) intentionally omitted, (v) in and to all site plans, construction and development drawings, plans and specifications (collectively, the “Plans”) for the Property; (vi) in and to all sewer and water permits and licenses, building permits, certificates of occupancy, demolition and excavation permits, curb cut and right-of-way permits, drainage rights, permits, licenses, and similar or equivalent private and governmental documents of every kind and character whatsoever pertaining or applicable to or in any way connected with the development, construction, ownership, or operation of the Property (collectively, the “Permits”), (vii) in and to all warranties and guaranties pertaining or applicable to or in any way connected with the development, construction, ownership or operation of the Property (collectively, the “Warranties”), (viii) in and to the Taxpayer Agreement, (ix) in and to the Parking Garage Operating Agreement, and (x) in and to the Parking Garage Installment Contract. The Leases, Guaranties, Security Deposits, Plans, Permits, Warranties, Taxpayer Agreement, Parking Garage Operating Agreement, and Parking Garage Installment Contract are sometimes referred to collectively as the “Assigned Instruments”.

NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated herein, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Assignor and Assignee hereby agree as follows:

(a)	Transfer and Assignment. Assignor hereby sells, transfers, assigns, delivers, and conveys to Assignee all right, title, and interest of Assignor in, to, and under the Assigned Instruments. Assignor agrees to and shall indemnify, defend and hold Assignee harmless from and against any and all claims, liability, loss, damage, cost and expense (including reasonable attorney’s fees) which Assignee may sustain or incur by reason of any breach by Assignor of the Assigned Instruments first accruing or arising prior to the date hereof.

(b)	Assumption of Obligations. Assignee hereby unconditionally assumes and agrees to observe and perform all of the obligations, liabilities, and duties of Assignor under the Assigned Instruments. Assignee agrees to and shall indemnify, defend and hold Assignor harmless from and against any and all claims, liability, loss, damage, cost and expense (including reasonable attorney’s fees) which Assignor may sustain or incur by reason of any breach by Assignee of the Assigned Instruments first accruing on or arising after the date hereof. Additionally, Assignee shall be solely responsible for the return of any Security Deposits under the Leases.

(c)	Governing Law. This instrument shall be governed by and construed in accordance with the internal laws of the state in which the Property is located, without reference to the conflict of laws or choice of law provisions thereof.

(d)	Binding Effect. This instrument shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

(e)	Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

[The remainder of this page was intentionally left blank.]

WHEREFORE, Assignor and Assignee have each caused this Assignment to be executed by its duly authorized signatory as of the day and year first above written.

ASSIGNOR:

DIF MIDTOWN III LLC,
a Missouri limited liability company

By:

Name:

Title:

ASSIGNEE:

1SO MIDTOWN III LLC,
a Delaware limited liability company

By:

Name:

Title:

Exhibit J

LIST OF SERVICE CONTRACTS

Carmel Midtown III

Contractor/Vendor	Description
Jay Crew	Ext Landscape
Kone	Elevator PM’s/Service
Monster Electric	Lighting/Electric
Grunau	Fire Panel Monitoring/FLS Rprs
Fikes Fresh Brand	Air Freshner Service
EMS	Janitorial Services
A&T Mechanical	HVAC PM’s/Service
ANSI	Window Cleaning
AGM	Door Repairs
Automatic Door & Glass	Door Repairs

J-1

Exhibit K

PERMITTED TITLE EXCEPTIONS

1.	All presently existing and future liens of unpaid Tax or assessments, water rates, water charges and sewer taxes, rents, and charges, if any, not yet due and payable.

2.	Those matters of record or of survey affecting title to the Property which are approved or deemed approved by Buyer pursuant to the Agreement.

3.	The rights of Tenants, as tenants only, pursuant to the terms of the Leases.

4.	Any matters created or caused by Buyer.

K-1

Exhibit L

NOTICE TO VENDORS

(Date)

(Vendor Address)

RE:       (Vendor Contract Name and Property Name and Address)

Dear Vendors:

We are pleased to inform you that __________________________ (Property Name and Address), has been acquired by ________________________ (Buyer). __________________ (Buyer) has assumed the above referenced contract. Accordingly, all future communications and notices should now be directed, as applicable, to:

__________________________
__________________________
__________________________
__________________________

Thank you for your cooperation, and feel free to call if you have any questions.

Very truly yours,

DIF MIDTOWN III LLC,
a Missouri limited liability company

By:

Name:

Title:

L-1

Exhibit M

FORM OF TENANT ESTOPPEL CERTIFICATE

TENANT:

TENANT:

LANDLORD:

BUYER:

LEASE:
[i.e., Original Lease dated [date]; First Amendment dated ____; [Additional Amendments]; Letter of Understanding dated ___]

LEASED PREMISES:	Approximately ______ rentable square feet of space located at the Property.

PROPERTY:
[Street Address, City and State]

In connection with Buyer’s acquisition of the Leased Premises, Tenant certifies to Buyer, its successors and assigns, and Buyer’s lender and such lender’s successors and assigns:

(a)                                       All capitalized terms not defined herein shall bear the meanings ascribed to such terms in the Lease.

(b)                                       The Lease, as set forth above, is in full force and effect, and has not been modified, supplemented or amended in any way except as set forth above; the Lease is the entire agreement between the parties and/or Tenant’s rights with respect to the Leased Premises. Except as set forth above, Tenant has not executed any subleases or assignments of the Lease, and Tenant has not assigned or encumbered its interest in the Lease. Tenant has no options, rights of first refusal, rights of first offer or other rights to acquire the Property.

(c)                                       The lease term commenced on [date] and expires on [date], and Tenant has no other rights to extend the term or renew the Lease other than: [# and term of extensions].

(d)                                       A Security Deposit in the amount of [$_____] is currently being held by Landlord as security under the Lease, and there is no letter of credit, parent guarantee, or other forms of security enhancement associated with the Lease. Neither the Lease nor any obligations of Tenant thereunder have been guaranteed by any person or entity except: ________________________________ (if none, write “None”).

(e)                                       The Monthly Rental Installment of [$_____] per month has been paid through ______. Tenant’s Proportionate Share is [___%] and Tenant’s Proportionate Share of Operating Expenses, Real Estate Taxes and Insurance Premiums in the amount of [$_____] per month has been paid through [date]; no other Additional Rent is due under the Lease and no rental payments have accrued and are unpaid under the Lease. No rent (Base Rent, Monthly Rental Installments or Additional Rent) has been paid more than one (1) month in advance. Tenant has no defenses or offsets which could be alleged in any action brought for rent accruing subsequent to the date of this Tenant Estoppel Certificate.

[If rent has not commenced] No Monthly Rental Installments or Additional Rent is currently due under the Lease. No rent (Base Rent, Monthly Rental Installments or Additional Rent) has been paid more than 1 month in advance. Tenant has no defenses or offsets which could be alleged in any action brought for rent accruing subsequent to the date of this Tenant Estoppel Certificate.

Landlord has satisfied all of Landlord’s current obligations under the Lease in the nature of inducements to Tenant’s occupancy; and all improvements required under the terms of the Lease to be made by Landlord for the commencement of the Lease have been satisfactorily completed; and all conditions to be performed by Landlord as a condition to the commencement of the Lease have been satisfied. Tenant has unconditionally accepted possession of the Leased Premises. As of this date, Tenant has no claims against Landlord and no defenses or offsets against the enforcement of the Lease by the Landlord.

(f)                                         Tenant is not in default in its obligations under the Lease, and, to Tenant’s knowledge, Landlord is not currently in default in any of its obligations under the Lease. To Tenant’s knowledge, no event has occurred which, alone, or with the passage of time, giving of notice, or both, would constitute a default by Landlord or Tenant thereunder. No notice of default has been delivered to Tenant.

(g)                                       There have been no promises or representations made to Tenant by Landlord concerning the Lease or the Premises not contained in the Lease.

(h)                                       Tenant has no notice or knowledge of any assignment, hypothecation or pledge by Landlord of the rent payable under the Lease.

(i)                                         No hazardous substances are being (or have been during the term of the Lease) generated, used, handled, stored or disposed of by Tenant on the Premises or on the Property in violation of any applicable laws, rules or regulations, or the terms of the Lease.

(j)                                         Tenant has no right of first refusal, option or other right to purchase all or any portion of the Leased Premises or the Property of which the Leased Premises is a part, and Tenant has no option to expand the Premises, including, without limitation, nay rights of first refusal, rights of first offer, or must take expansion options that allow Tenant to expand the Premises.

(k)                                       Tenant does not have any exclusive right to use the Premises for any use or uses, nor does the Lease provide for any restriction or prohibition on any use or uses on the Property of which the Premises are a part, except: ________________________________ (if none, write “None”).

(l)                                         Tenant has received no notice, and Tenant has no knowledge that Tenant is in violation of any laws, ordinances, covenants, agreements, conditional use permits and/or regulations of or with any governmental authority relating to the Property.

(m)                                      There has not been filed by or against Tenant a position in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other state action brought under such bankruptcy laws with respect to Tenant.

(n)                                       There are no unfinished tenant improvement required to be completed by Landlord as of the date hereof or any outstanding and unpaid tenant improvement allowances owing to Tenants as of the date hereof, except: _________________________________ (if none, write “None”).

(o)                                       Tenant acknowledges that the statements contained in this Tenant Estoppel Certificate may be relied upon by Landlord, Buyer and Buyer’s lender, if any, and their successors and assigns in connection with the sale and acquisition of the Property. The party executing this Tenant Estoppel Certificate on behalf of Tenant states that he/she has been authorized to do so on behalf of Tenant.

Executed this ____ day of ______________, 20____.

TENANT:

[TENANT’S SIGNATURE BLOCK]

BY:
Name:
Title:

Exhibit N

DILIGENCE INFORMATION LIST (FROM LOI)

Tenant Information

1.	Current certified rent roll for the Property, and rent rolls for the prior 3 years including any Information identifying tenants, rent and CAM schedules, square footages, commencement and expiration dates, and vacancies.
2.	All Tenant Leases, including any and all modifications, supplements, guaranties, or amendments thereto, and lease abstracts
3.	CAM Reconciliations
4.	Tenant Insurance Certificates
5.	Tenant Financial Statements
6.	Aged Receivables Report
7.	Schedule of Security Deposits / Letters of Credit
8.	Schedule of TI/Leasing Commission obligations outstanding
9.	Copies of (a) monthly tenant tax and operating expense billing statements; (2) annual operating expense reconciliations including copies of the reconciliation billings and supporting documentation; and (3) copies of sub-metered electricity readings, electricity invoices, and tenant billings associated therewith.

Financial Information

1.	Monthly and YTD Operating Statements for 2020, 2021, 2022, and 2023 YID
2.	2023 Operating and Capital Budget, and budgets for the prior 3 years
3.	Property Tax Bills for 2020, 2021, 2022, and 2023 (if available), and detail of any appeals and appeal status, if applicable
4.	Utility Bills for 2020, 2021, 2022, and 2023 YTD
5.	Occupancy Reports for 2020, 2021, 2022, and 2023 YTD)
6.	Schedule of Capital Expenditures for 2020, 2021, 2022, and 2023 YTD
7.	A current aged delinquency report and delinquency reports for each of the prior 3 years
8.	Security deposit schedule including the calculation of interest on security deposits if interest is provided for in lease agreements, and copies of letters of credit, if any
9.	List of capital improvements completed in the past 3 years

Title Information

1.	Existing Title Report including Underlying Title Documents, Objections, Exceptions and Endorsements
2.	Preliminary Title Commitment
3.	Existing ALTA Survey
4.	Certificate of Occupancy
5.	Legal Description

Property information

1.	As-built plans and specifications with respect to the Improvements or any part thereof
2.	Certificates of Occupancy
3.	Roof Warranties
4.	Copies of insurance certificates for all insurance maintained by Owner, insurance loss runs for the past five years, and insurance inspection reports

N-1

5.	Personal property inventory, and copies of all warranties, if any, in effect with respect to the Personal Property

6.	Site Plans
7.	Building BOMA measurements
8.	All service, maintenance, management, equipment or other leases or contracts relating to the ownership and operation of the Property
9.	Licenses and Permits
10.	Property management agreements, brokerage and commissions agreements, and any other contracts affecting the Property or presently being negotiated
11.	Copies of all ground leases, GPLET documents, development agreements, reciprocal easement agreements, access agreements, common or shared use agreements, and owner’s association documents affecting the Property.
12.	Copies of all garage and parking agreements.

ALL DILIGENCE INFORMATION ARE
TO THE EXTENT IN OWNER’S POSSESSION

N-2

Exhibit O

FORM OF ASSIGNMENT OF STOCK

ASSIGNMENT OF STOCK

Midtown South Parking Garage Partners, Inc.,
an Indiana corporation

THIS ASSIGNMENT (“Assignment”) is made and effective this ____________, 2023 (“Effective Date”) by and between DIF Midtown II LLC, a Missouri limited liability company (“Assignor”) and 1SO MIDTOWN III LLC, a Delaware limited liability company (“Assignee”).

RECITALS

WHEREAS, Midtown South Parking Garage Partners, Inc., an Indiana corporation (the “Company”) was incorporated in the State of Indiana on April 27, 2017 with the filing of its Articles of Incorporation with the Secretary of State of the State of Indiana;

WHEREAS, as of the Effective Date, the Company has issued 100 shares of common stock to its shareholders all of which such shares remain the only issued and outstanding shares of Company’s stock as of the date hereof;

WHEREAS, currently, 40 of the 100 shares of the Company’s common stock are owned and held by John C. Hart (“Hart”), which represents forty percent (40%) of the Company’s outstanding shares of common stock, and 60 of the 100 shares of the Company’s common stock are owned and held by Assignor, which represents sixty percent (60%) of the Company’s outstanding shares of common stock;

WHEREAS, Assignor desires to transfer and assign to Assignee all 60 of the shares of the Company’s common stock owned by Assignor.

WHEREAS, all of the Parties to this Assignment consent to the assignment of the Assignor’s common stock to Assignee as herein provided.

ASSIGNMENT

NOW, THEREFORE, the parties hereby agree as follows:

1.       Recitals. The Recitals hereinabove are acknowledged by the parties a being true and correct and are incorporated herein by this reference.

2.       Assignment. Assignor hereby transfers and assigns to Assignee all of the Assignor’s right, title and interest in and to the 60 shares of common stock in the Company (the “Assigned Shares”), and Assignee hereby accepts the Assigned Shares pursuant to the terms of this Assignment. Assignor agrees to and shall indemnify, defend and hold Assignee harmless from and against any and all claims, liability, loss, damage, cost and expense (including reasonable attorney’s fees) which Assignee may sustain or incur by reason of Assignor’s ownership of the Assigned Shares first accruing or arising prior to the date hereof, and Assignee agrees to and shall indemnify, defend and hold Assignor harmless from and against any and all claims, liability, loss, damage, cost and expense (including reasonable attorney’s fees) which Assignor may sustain or incur by reason of Assignee’s ownership of the Assigned Shares first accruing or arising from and after the date hereof.

3.       Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Indiana.

4.       Further Actions. The Parties hereto agree to execute such additional documents, stock powers and stock certificates as may be necessary to effect the assignment contemplated by this Assignment.

Signature Page to follow

IN WITNESS WHEREOF, the Parties to this Assignment have caused this Assignment to be executed as of the Effective Date.

ASSIGNOR:

DIF Midtown III LLC,

a Missouri limited liability company

By:

Name:

Title:

STATE OF MISSOURI	)
) SS:
COUNTY OF ST. LOUIS	)

Before me, a Notary Public in and for said County and State, personally appeared of DIF MIDTOWN III LLC, a Missouri limited liability company, who acknowledged the execution of the foregoing Limited Warranty Deed for and on behalf of said Grantor.

Witness my hand and Notarial Seal this ____ day of ______________, 20__.

(SEAL)

Printed Name:
Notary Public

My Commission expires:
My County of Residence:
My Commission No.:

ASSIGNEE:

1SO MIDTOWN III LLC,

a Delaware limited liability company

By:
Name:
Title:

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On ___________________, 2023, before me, ____________________________________, Notary Public, personally appeared __________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	(Seal)

ACKNOWLEDGMENT OF HART:

___________________________

John C. Hart, Jr., an individual

CONSENT BY THE COMPANY:

Midtown South Parking Garage Partners, Inc.,
an Indiana corporation

By:
Name:
Title:	President

Exhibit P

FORM OF PARKING GARAGE ENTITY CONSENT

RECORD OF CONSENT AND ACTION BY WRITTEN CONSENT
IN LIEU OF SPECIAL MEETING OF SHAREHOLDERS
MIDTOWN SOUTH PARKING GARAGE PARTNERS, INC.

On this ____ day of _______, 2023, the undersigned, constituting all shareholders (the “Shareholders”) of Midtown South Parking Garage Partners, Inc., an Indiana corporation (the “Company”), acting by unanimous written consent and on behalf of the Company do hereby certify the validity of the below statements of consent and desired actions of the Shareholders and the Company, as evidenced by the signatures affixed below.

WHEREAS, at all relevant times prior to and as of the date of this Record of Consent and Action, the authorized capital stock of the Company consists of one thousand (1,000) shares of common stock, of which one hundred (100) shares are issued and outstanding (“Shares”);

WHEREAS, pursuant to that certain Assignment of Stock dated as of even date herewith, DIF Midtown II LLC, a Missouri limited liability company (“DIF”), assigned and transferred sixty (60) of the Shares to 1SO MIDTOWN III LLC, a Delaware limited liability company (“Midtown”), whereupon Midtown became the owner of sixty (60) of the Shares.

NOW, THEREFORE, BE IT RESOLVED, that the Shareholders and such other persons as the Shareholders may authorized (the “Authorized Persons”) be and hereby are, authorized, empowered and directed to take any and all such further actions and to execute and deliver such further agreements, instruments and documents, for and in the name and on behalf of the Company, as such Authorized Persons may deem necessary, advisable or appropriate to effectuate the intent and to carry out the purposes of the following resolutions;

FURTHER RESOLVED, that from the date of this Record of Consent and Action, the below identified persons are hereby elected as directors of the Company, to constitute the entire Board of Directors of the Company until the next annual meeting of the Shareholders or until his or her successor shall have been duly elected and shall have qualified:

[______________________]	[______________________]
[______________________]	[______________________]
[______________________]

P-1

FURTHER RESOLVED, that any and all actions heretofore taken by the Shareholders or Authorized Person in connection with the matters contemplated by the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects as the actions of the Company.

FURTHER RESOLVED, that this Record of Consent and Action may be signed by facsimile, electronic or PDF signature, which shall be deemed an original. The undersigned hereby agree that this Record of Consent and Action shall be added to the records of the Company and made a part thereof and the undersigned further agree that the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

[Remainder of Page Left Blank; Signature Page to Follow]

P-2

IN WITNESS WHEREOF, the undersigned have duly executed this Record of Consent and Action, effective as of the date first set forth above.

SHAREHOLDERS:

[____________________],

a ______________________

By:
Name:
Title:

________________________________

JOHN C. HART, JR., an individual

P-3